As filed with the Securities and Exchange Commission on December 18, 2006
Registration No. 333-135394

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NTR ACQUISITION CO.
(Exact name of registrant as specified in its charter)

Delaware	6770	13-4335685
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

NTR Acquisition Co. 100 Mill Plain Road, Suite 320 Danbury, CT 06811 (203) 546-3437 Fax: (203) 546-3523
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mario E. Rodriguez Chief Executive Officer NTR Acquisition Co. 100 Mill Plain Road, Suite 320 Danbury, CT 06811 (203) 546-3437 Fax: (203) 546-3523
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond B. Check, Esq. Cleary Gottlieb Steen & Hamilton LLP 1 Liberty Plaza New York, New York 10006 (212) 225-2000 Fax: (212) 225-3999	Deanna Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4135 Fax: (212) 450-3135

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant (2)	28,750,000 Units	$10.00	$287,500,000	$30,762.50(3)
Common Stock included in the Units (2)	28,750,000 Shares	—	—	—(4)
Warrants included in Units (2)	28,750,000 Warrants	—	—	—(4)
Total			$287,500,000	$30,762.50

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,750,000 Units, consisting of 3,750,000 shares of Common Stock and 3,750,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	Previously paid.
(4)	No fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2006

PROSPECTUS
$250,000,000

NTR Acquisition Co.

25,000,000 Units

NTR Acquisition Co. is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, which we refer to as our initial business combination, one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of:

•	one share of our common stock; and
•	one warrant.

We are offering 25,000,000 units. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of the completion of our initial business combination or thirteen months from the closing of this offering, in each case, provided that we have a registration statement in effect covering the shares of common stock issuable upon exercise of the warrants, and will expire four years from the date of this prospectus, unless earlier redeemed. We have also granted the underwriters a 30-day option to purchase up to 3,750,000 additional units to cover over-allotments, if any.

Our founders (as defined below) directly and indirectly own 6,250,000 initial founders’ shares and 2,500,000 initial founders’ warrants (all after giving effect to our recapitalization as defined herein), purchased in a private placement for a purchase price of $2,525,000 in connection with the formation of our company. Each of our founders has agreed (i) to vote any initial founders’ shares such founder holds in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination, and (ii) to waive any right to receive a liquidation distribution in the event we fail to consummate an initial business combination.

Immediately prior to this offering, a group of our founders will purchase an additional 3,350,000 warrants at a price of $1.00 per warrant ($3.35 million in the aggregate) in a private placement. We refer to these warrants as the additional founders’ warrants, and we refer to these securities together with the initial founders’ warrants as the founders’ warrants, and the founders’ warrants together with the initial founders’ shares as the founders’ securities. The founders’ warrants are identical to the warrants contained in the units being offered in this offering except that they are not redeemable while held by any of our founders or their permitted transferees. The founders’ securities (including the common stock issuable upon exercise of all of the founders’ warrants) are subject to certain transfer restrictions.

Proceeds of $5.85 million from the sale of the founders’ securities will be deposited into the trust account described below and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol NTQ.U on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols NTQ and NTQ.WS, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions (1)	$0.70	$17,500,000
Proceeds, before expenses, to us	$9.30	$232,500,000

(1)
Includes $0.30 per unit, or $7.5 million in the aggregate ($8.625 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at Morgan Stanley & Co. Inc., to be maintained by American Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                 , 2007. Of the proceeds we receive from this offering and the sale of the founders’ securities as described in this prospectus, approximately $9.78 per unit, or $244,375,000 in the aggregate ($280,375,000 if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at Morgan Stanley & Co. Inc., maintained by American Stock Transfer & Trust Company, acting as trustee.

Citigroup

, 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until _____________, 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
-i-

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “ our company” refer to NTR Acquisition Co. References to “public stockholders” refer to purchasers in this offering or in the secondary market, including any of our officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Except as otherwise specified, all information in this prospectus and all per-share information has been adjusted to reflect a recapitalization that was effected on December 15, 2006, in which we acquired from our initial stockholder 1,562,500 of our outstanding common shares for retirement and all 1,750,000 of our outstanding performance warrants for cancellation (the “recapitalization”) for nominal consideration of $1.00. This recapitalization was effected to ensure that the shares included in the units being sold to the public in this offering represent approximately 80% of our outstanding share capital following consummation of the offering.

We are a blank check company organized under the laws of the State of Delaware on June 2, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, which we refer to as our “initial business combination,” one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. To date, our efforts have been limited to organizational activities. We do not have any specific initial business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

Our business plan is based on capturing the cost advantages of heavy, sour crude oil relative to light, sweet crude oil as a raw material to manufacture refined products. As we evaluate initial business combinations in the energy industry, we will seek to capitalize on investment opportunities in the petroleum refining and related industries presented by the widening of the price differentials between light, sweet crude oil and heavy, sour crude oil and the associated cost benefits accruing to refineries capable of processing heavy, sour crude oils. North America will be our primary geographic focus, but we may also seek to acquire refineries or interests in other assets in any other markets in which we believe we could be competitive.

In implementing our business plan, we intend to leverage the extensive contacts and relationships of our officers and directors, who together have nearly 120 years of experience in the energy business, to source, evaluate and manage potential investment opportunities.

•	Our non-executive Chairman, Duane Gilliam, has more than 38 years of experience in the petroleum industry, including as chairman of the National Petrochemical & Refiners Association from 2002 to 2004.

•
Our Chief Executive Officer, Mario Rodriguez, has 12 years of experience as an energy investment banker working with and executing transactions for integrated oil companies, large capitalization exploration and production companies, and refining and marketing companies.

•
Our President and Chief Operating Officer, Henry M. Kuchta, was president and chief operating officer of Premcor Inc., and has 24 years of experience in the domestic and international oil industry, including 12 years of management and operational experience at Premcor Inc. and Tosco Corporation.

•	Our Vice Chairman and Principal Financial Officer, William Hantke, has more than 15 years of oil-refining industry experience as a senior executive for Tosco Corporation and Premcor Inc., two growth-oriented refining and marketing companies. During his tenure with these organizations, Mr. Hantke participated in the acquisition of ten oil refineries and related energy assets.

•
Our Director Maureen A. Hendricks is a retired investment banker with 30 years of energy industry experience, including as head of the global energy and power group at Salomon Smith Barney from 1997 through 2001.

Our officers and directors have extensive relationships in the energy industry and our management team has substantial expertise in energy industry operations, as well as in identifying, negotiating, financing and structuring energy industry-related acquisitions.

While we may seek to acquire more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the underwriters’ over-allotment option is exercised in full). If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, the value of the interest that we acquire will be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the underwriters’ over-allotment option is exercised in full). We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our executive offices are located at 100 Mill Plain Road, Suite 320, Danbury, Connecticut, 06811, and our telephone number is (203) 546-3437.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 14 of this prospectus.

Securities offered:	25,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until:
In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering:	6,250,000 shares

Number to be outstanding after this offering:	31,250,000 shares
Warrants:
Number outstanding before this offering:	5,850,000 warrants

Number to be outstanding after this offering:	30,850,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$7.50.

Exercise period for the warrants included in the units sold in this offering:	The warrants included in the units sold in this offering will become exercisable on the later of:

	•	the completion of our initial business combination, or

	•	thirteen months from the closing of this offering,

in each case, provided that we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is four years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Redemption:	Once the warrants become exercisable, except as described below with respect to the initial founders’ warrants (as defined below), we may redeem the outstanding warrants:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that on the date we give notice of redemption and during the entire period thereafter until we redeem the warrants, we have a registration statement covering the shares of common stock issuable upon exercise of the warrants in effect and a current prospectus relating to them available.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights with the intent of:

•
providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•	providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.

Initial founders’ shares and founders’ warrants:
After giving effect to our recapitalization , our founders (as defined below) directly and indirectly own the following securities, purchased in a private placement for a purchase price of $2,525,000 in connection with the formation of our company:

•	6,250,000 shares of our common stock, which we refer to as the initial founders’ shares throughout this prospectus, and

•	2,500,000 warrants to purchase shares of our common stock, which we refer to as the initial founders’ warrants throughout this prospectus.

Immediately prior to this offering, a group of our founders, comprising NTR Partners LLC, our director Buford H. Ortale, Sewanee Partners III, L.P., Hendricks Family LLLP, Gilliam Enterprises LLC and our director Randal K. Quarles, will also together purchase an additional 3,350,000 warrants at a price of $1.00 per warrant ($3,350,000 in the aggregate) in a private placement. We refer to these warrants as the additional founders’ warrants, and we refer to these warrants together with the initial founders’ warrants as the founders’ warrants, and to the founders’ warrants together with the initial founders’ shares as the founders’ securities.

The initial founders’ shares are identical to those included in the units being sold in this offering, except that each of our founders has agreed:

•
in connection with the stockholder vote required to approve our initial business combination, to vote any initial founders’ shares it holds in accordance with a majority of the shares of common stock voted by the public stockholders, and that if such founder acquires additional shares of common stock in or following this offering, that founder will vote all such acquired shares in favor of our initial business combination; and

•	to waive its right to participate in any liquidation distribution with respect to the initial founders’ shares if we fail to consummate an initial business combination.

As a result, none of our founders will be able to exercise conversion rights (as described below) with respect to any of our shares.

The founders’ warrants are identical to the warrants sold in this offering, except that they will be non-redeemable so long as they are held by any of our founders or their permitted transferees.

In addition, so long as they are held by any of our founders or their permitted transferees, the founders’ warrants will be exercisable even if, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of such warrants is not in effect or a related current prospectus is not available. As a result, so long as they are held by our founders or their permitted transferees, the restrictions applicable to the exercise of the founders’ warrants will not be the same as those applicable to the exercise of our public warrants. The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have a registration statement covering the shares issuable upon their exercise in effect and a related current prospectus available. However, if any of our founders or their permitted transferees exercise any founders’ warrants at a time when a registration statement relating to the common stock issuable upon exercise of such warrants is not in effect or a related current prospectus is not available, then any transfer of such shares of common stock that is not made pursuant to an effective registration statement under the Securities Act will be subject to certain restrictions, including that it may be made only to a permitted transferee.

Proceeds of $5,850,000 from the sale of the founders’ securities will be added to the proceeds from this offering and will be held in the trust account pending completion of our initial business combination. If we do not complete an initial business combination as described in this prospectus, then this $5.85 million of proceeds will be part of the liquidation distribution to our public stockholders and the founders’ warrants will expire worthless.

We refer to our current officers and directors, NTR Partners LLC, the members of NTR Partners LLC and the investors in the additional founders’ warrants collectively as our founders. NTR Partners LLC was formed by a number of our officers and directors and all of its members are our officers and directors or their affiliates.

Transfer restrictions:
Each of our founders has agreed not to sell or transfer any initial founders’ shares for a period of one year from the date we complete our initial business combination and not to sell or transfer the founders’ warrants until after we complete our initial business combination, other than to certain permitted transferees. The permitted transferees, in addition to any of our founders, will be any other officers, directors and employees and other persons or entities associated with our founders, provided that the transferees receiving such securities agree to be subject to the transfer restrictions and, in the case of the initial founders’ shares, waive their right to participate in any liquidation distribution if we fail to consummate an initial business consummation and agree to vote with the majority of public stockholders who vote in connection with our initial business combination. Please see “Principal Stockholders—Transfer Restrictions.”

Registration rights:
Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with each of the holders of the founders’ securities granting them the right to demand that we register the resale of those securities, including the shares of common stock issuable upon exercise of the founders’ warrants. The registration rights will be exercisable with respect to the initial founders’ shares at any time after the date on which they are no longer subject to the transfer restrictions described above and with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities—Securities Eligible for Resale—Registration rights” for more information.

Proposed American Stock Exchange symbols for our:

Units:	NTQ.U

Common stock:	NTQ

Warrants:	NTQ.WS

Offering proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation:
$244,375,000, or approximately $9.78 per unit ($280,375,000, or approximately $9.75 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering and the sale of the founders’ securities will be placed in a trust account at Morgan Stanley & Co. Inc., pursuant to the investment management trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $7.5 million in deferred underwriting discounts and commissions (or $8.625 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $3.25 million on the trust account balance to fund our working capital requirements. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from the net proceeds of this offering not held in the trust account of $500,000.

Please see “Use of Proceeds” for additional information concerning the allocation of the proceeds of this offering.

Warrant proceeds paid to us:
None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders:	There will be no fees, reimbursements or cash payments made to our officers, directors or our or their affiliates other than:

•	Repayment of advances of $44,351 made to us by our chief executive officer, Mr. Rodriguez, to cover offering-related and organizational expenses;

•	Repayment of advances of $5,183 made to us by our principal financial officer, Mr. Hantke, to cover offering-related and organizational expenses; and

•	Reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. Our audit committee will review and approve all payments made to our officers, directors or our or their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Release of amounts held in trust account at close of initial business combination:
At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who duly exercise their conversion rights (as described below), deferred underwriting discounts and commissions that are equal to 3.0% of the gross proceeds of this offering, or $7.5 million ($8.625 million if the over-allotment option is exercised in full) will be released to the underwriters from the trust account. The balance of the funds released from the trust account to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price - for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities - for general corporate purposes, including for maintenance or expansion of the operations of acquired business(es), the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Stockholders must approve initial business combination:
We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. The failure by public stockholders to vote their common shares in favor of or against the business combination, or a “non-vote” of such shares, will have no effect on the outcome of the vote on the transaction, unless such failure to vote results in the lack of a quorum, which would prevent the vote from being taken until a proper quorum could be constituted in accordance with our bylaws.

In connection with the stockholder vote required to approve our initial business combination, each of our founders has agreed to vote any initial founders’ shares such founder holds in accordance with the majority of the shares of common stock voted by the public stockholders. Each founder has also agreed that if such founder acquires shares of common stock in or following this offering, such founder will vote all such acquired shares in favor of our initial business combination. As a result, none of our founders will be able to exercise the conversion rights described below with respect to any of our shares that they own.

Conditions to consummating our initial business combination:
We will not enter into our initial business combination with any of our officers or directors or any of their affiliates and will not enter into our initial business combination with any underwriters or selling group members or any of their affiliates. Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million or $8.625 million if the over-allotment option is exercised in full) at the time of such business combination. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, the value of the interest that we acquire will be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the underwriters’ over-allotment option is exercised in full).

We will consummate our initial business combination only if a quorum is constituted as described above and, as required by our certificate of incorporation, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Under the terms of the Company’s certificate of incorporation, this provision may not be amended without the unanimous consent of the Company’s stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware law has not been settled, the Company believes it has an obligation to structure and consummate a business combination in which public stockholders representing less than 20% of the total shares outstanding may exercise their conversion rights and the business combination will still go forward. Neither we nor our board of directors will propose any amendment to this 20% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold.

Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure by public stockholders to vote their common shares in favor of or against the initial business combination, or a “non-vote” of such shares, will have no effect on the outcome of the vote on the transaction. In accordance with our bylaws, we will give our stockholders between 10 and 60 days’ notice of a stockholders’ meeting, or at least 20 days’ notice if the initial business combination transaction is structured as a merger, in accordance with Delaware law.

Voting against our initial business combination alone will not result in conversion of your shares into a pro rata share of the trust account; to convert your shares, you must also exercise the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:
Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.25 million on the trust account balance previously released to us to fund our working capital requirements) if our initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price promptly following completion of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is approximately $9.78 per share. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $1.5 million (assuming conversion of the maximum of one share less than 20% of the eligible shares of common stock).

Dissolution and liquidation if no business combination:
If we are unable to complete a business combination by , 2008 [twenty-four months from the date of this prospectus], we will automatically dissolve and as promptly as practicable thereafter adopt a plan of dissolution and distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

We expect that all costs and expenses associated with implementing our plan of dissolution and liquidation, as well as payments to any creditors, will be funded from amounts remaining out of the $3.25 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution and liquidation, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez` will agree in a letter agreement to be executed in connection with this offering to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

Upon its receipt of notice from counsel that we have been dissolved, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. Each holder of initial founders’ shares has waived any rights to participate in any liquidation distribution with respect to the initial founders’ shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated.

If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the initial founders’ investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be approximately $9.78, or $0.22 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than $9.78.

Our officers and directors have entered into non-compete agreements with us:
Commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, our officers and directors will not become affiliated as an officer, director or stockholder of a blank check or blind pool company operating in or intending to acquire a business in the energy industry.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	October 15, 2006
	Actual	As Adjusted[1]

Balance Sheet Data:
Working capital	$1,541,260	$236,416,260
Total assets	3,181,023	245,556,023
Total liabilities	944,179	944,179
Value of common stock which may be converted to cash ($9.78 per share)	—	48,899,990
Stockholders’ equity	$2,236,844	$195,711,854

(1)
The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds, the sale of the additional founders’ warrants and the payment of expenses related to these transactions. The “as adjusted” working capital excludes $7.5 million being held in the trust account ($8.625 million if the underwriters' over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The total assets (as adjusted) amounts include $244,375,000 to be held in the trust account, which will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights in the amount of $9.78 per share, (ii) to the underwriters in the amount of $7.5 million in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, we will dissolve and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $3.25 million on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $75,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) will be distributed pro rata to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 4,999,999 shares of common stock, or 20% of the aggregate number of shares of common stock sold in this offering less one share, at an initial per-share conversion price of approximately $9.78. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operations until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $500,000 in proceeds from this offering not held in trust and interest income earned of up to $3.25 million on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we will never generate any operating revenues.

The report of KPMG LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

We have no revenues from our operations and our viability as a going concern depends on our ability to consummate this offering successfully. The report of KPMG LLP, our independent registered public accountants, on our financial statements includes an explanatory paragraph stating that our business plan is dependent upon our obtaining adequate financing which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate an initial business combination within the required time frame, in which case we would be forced to liquidate.

We must complete an initial business combination with a fair market value of at least 80% of the amount held in our trust account at the time of the initial business combination (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the over-allotment option is exercised in full) within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, we will be forced to liquidate the trust account. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

If we liquidate before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination and must liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business—Effecting a Business Combination—Dissolution and liquidation if no business combination.”

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act, in effect covering the shares of common stock issuable upon exercise of the warrants. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no registration statement in effect covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have a registration statement in effect or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

So long as the founders’ warrants are held by any of our founders or their permitted transferees, those warrants will be exercisable even if, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of such warrants is not in effect or a related current prospectus is not available. As a result, so long as they are held by any of our founders or their permitted transferees, the restrictions applicable to the exercise of the founders’ warrants will not be the same as those applicable to the exercise of our public warrants. The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have a registration statement covering the shares issuable upon their exercise in effect and a related current prospectus available.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, because on successful consummation of this offering we will have net tangible assets in excess of $5,000,000 and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from SEC rules that are designed to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors in this offering will not receive the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•
upon the consummation of this offering, $244,375,000, or $280,375,000 if the underwriters’ over-allotment option is exercised in full comprising (i) $236,875,000 of the net proceeds of this offering, including $7.5 million of deferred underwriting discounts and commissions (or $271,750,000 if the underwriters’ over-allotment option is exercised in full, including $8.625 million of deferred underwriting discounts and commissions) and (ii) $5,850,000 of proceeds from the sale of the founders’ securities, shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•
we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 20% of the shares sold in this offering validly exercise their conversion rights;

•
if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price;

•
if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account on a pro rata basis to all of our public stockholders;

•
we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•
we may not consummate our initial business combination with a person or entity affiliated with any of our officers or directors or any of their respective affiliates nor with any of the underwriters or selling group members or their respective affiliates;

•
prior to our initial business combination, we may not issue stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•
our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

•
the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions, including the requirement that public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights in order for us to consummate our initial business combination, as obligations to our stockholders, and neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than $9.78 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In the case of such a challenge, we will be responsible for the cost associated with defending the validity of the challenged waiver agreement. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.78. Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez have agreed that they will be personally liable on a joint and several basis to the Company if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target. However, the agreements entered into by each of Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez specifically provide for two exceptions to the personal indemnity each has given: none will have any personal liability (1) as to any claimed amounts owed to a third party who executed a waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. These individuals’ personal liability does not extend to claims of third parties who executed a waiver because we believe that acceptance by a company’s officers and directors of personal liability for claims against that company is an extraordinary measure and that it would be unfair to these officers and directors if they remained personally liable despite having taken such steps as are available to them, such as obtaining waivers, to prevent such claims from arising against that company. Based on the information in the director and officer questionnaires provided to us in connection with this offering as well as representations as to their accredited investor status (as such term is defined in Regulation D under the Securities Act), we currently believe that each of Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez is of substantial means and capable of funding his or her indemnity obligations, even though we have not asked any of them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.78 per share to our public stockholders.

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following our dissolution.

Our amended and restated certificate of incorporation provides that we will continue in existence only until                    , 2008 [twenty-four months from the date of this prospectus]. If we consummate our initial business combination prior to that date, we will amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders in a dissolution. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred after the third anniversary of the dissolution. While we intend to adopt a plan of dissolution and distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our dissolution. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of dissolution and distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

Since we have not yet selected any target business with which to complete our initial business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see “Proposed Business—Effecting a business combination—We have not identified a target business.”

We will depend on the limited funds available outside of the trust account and a portion of the interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $500,000 is available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income of up to a maximum of $3.25 million, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we could seek to borrow funds or raise additional investments from our officers and directors or others to operate, although our officers and directors are under no obligation to advance funds to, or to invest in, us. If we have insufficient funds available, we may be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses in the energy or other industries competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•
our obligation to convert into cash up to 20% of the shares of common stock held by public stockholders less one share in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

We face significant competition from numerous companies with a business plan similar to ours seeking to effectuate a business combination.

There are numerous other blank check companies like ours that have recently completed initial public offerings and numerous others that have filed registration statements with the SEC seeking to go public. On the basis of publicly available information, we believe that, of these companies, only a limited number have consummated a business combination. Accordingly, there are a significant number of blank check companies similar to ours that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately held companies to combine with companies such as ours. Further, the fact that only a limited number of such companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required 24-month time period. If we are unable to find a suitable target business within such time period, we will be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate a business combination, we may require additional capital - in the form of debt, equity, or a combination of both - to operate, grow or complete an upgrade of any potential refinery we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 137,900,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founders’ warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. In addition, the energy industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions, capital expenditures and working capital. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•
an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of our initial business combination.”

Our founders may influence certain actions requiring a stockholder vote.

Our founders will directly or indirectly own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering or in the open market) when this offering is completed (assuming no exercise of the underwriters’ over-allotment option). None of our founders has indicated to us that such founder intends to purchase units in this offering. Each of our founders has agreed, in connection with the stockholder vote required to approve our initial business combination, to vote any initial founders’ shares such founder holds in accordance with a majority of the shares of common stock voted by the public stockholders, and each has agreed that if such founder acquires additional shares of common stock in or following this offering, it will vote all such acquired shares in favor of our initial business combination. Accordingly, shares of common stock owned by our founders will not have the same voting or conversion rights as those held by our public stockholders with respect to a potential business combination, and none of our founders will be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination.

Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founders will have considerable influence on the outcome of that election. Accordingly, our founders will continue to exert control at least until the consummation of the initial business combination. None of our founders is prohibited from purchasing units in this offering or our common stock in the aftermarket. If they do so, they will have a greater influence on the vote taken in connection with our initial business combination.

Some of our current officers and directors may resign upon consummation of our initial business combination

Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. However, while it is possible that some of our officers and directors will remain associated with us in various capacities following our initial business combination, some of them may resign and some or all of the management of the target business may remain in place.

We may have only limited ability to evaluate the management of the target business.

We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate our initial business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team and our board of directors to identify, approve and complete our initial business combination. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to liquidate.

We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

Our officers and directors are or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.

Although our officers and directors have entered into non-compete agreements with us, they may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. None of our officers or directors is obligated to expend a specific number of hours per week or month on our affairs. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for us as well as the other entities with which they are or may be affiliated. Due to these existing or future affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, our officers or directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our officers and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors and Executive Officers,” “Management—Conflicts of Interest” and “Certain Transactions.” We cannot assure you that these conflicts will be resolved in our favor.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 20% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Because the shares of common stock owned by our founders will not participate in liquidation distributions by us, our founders may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Each holder of initial founders’ shares has waived the right to receive distributions with respect to the initial founders’ shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the founders’ warrants will be worthless if we do not consummate our initial business combination. Because our directors directly or indirectly have an ownership interest in all of the outstanding founders’ securities, their personal and financial interests may influence the identification and selection of a target business, and may affect how or when we complete our initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $3.25 million that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and consummate our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business.

The net proceeds from this offering and the sale of the founders’ securities will provide us with approximately $244,375,000 million that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the over-allotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in, diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues relating to a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. The fact that the initial founders’ shares and initial founders’ warrants were acquired at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our founders acquired the 6,250,000 initial founders’ shares and 2,500,000 initial founders’ warrants for a purchase price of $2,525,000, of which we have allocated $2,274,899 million to the initial founders’ shares, equivalent to a per-share price of approximately $0.36. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 25%, or $2.54, per share (the difference between the pro forma net tangible book value per share after this offering of $7.46, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 25,000,000 shares of common stock (or 28,750,500 shares of common stock if the over-allotment option is exercised in full). Our founders will hold an aggregate of 5,850,000 additional shares of our common stock upon exercise of the founders’ warrants. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to the holders of the founders’ securities may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, each holder of founders’ securities may demand that we register the resale of the initial founders’ shares, the founders’ warrants and the shares of common stock issuable upon exercise of the founders’ warrants, as applicable. The registration rights will be exercisable with respect to the initial founders’ shares at any time after the date on which the relevant securities are no longer subject to transfer restrictions, and with respect to the warrants and the underlying shares of common stock after the warrants become exercisable by their terms. We will bear the cost of registering these securities. If these registration rights are exercised in full, there will be an additional 6,250,000 shares of common stock and up to 5,850,000 shares of common stock issuable on exercise of the warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the founders’ securities are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in “government securities” and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

The loss of key officers could adversely affect us.

We are dependent upon a relatively small group of key officers and, in particular, upon our chief executive officer, our principal financial officer and our chief operating officer. We believe that our success depends on the continued service of our key officers, at least until we have consummated our initial business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment agreements with any of our current officers. The unexpected loss of the services of one or more of these officers could have a detrimental effect on us.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•
a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we acquire a target business with operations located outside the Unites States, we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	deterioration of political relations with the United States; and

•	new or more extensive environmental regulation.

Risks associated with our acquisition of a target business in the energy industry

The energy industry is highly competitive.

There is intense competition in the energy industry, including in the petroleum refining, distribution, marketing and related industries. Fully integrated companies engaged on a national and international basis compete in many segments of the energy industry, on scales that may be much larger than ours. Large oil companies, because of the diversity and integration of their operations, larger capitalization and greater resources, may be better able to withstand volatile market conditions, compete on the basis of price, and more readily obtain crude oil and feedstocks in times of shortage and to bear the economic risks inherent in all phases of the energy industry.

The price volatility of crude oil, other feedstocks and refined products depends upon many factors that are beyond our control and could adversely affect our profitability.

If we consummate a business combination with a target company in the business of refining crude oil, we anticipate that our earnings, profitability and cash flows will depend on the margin above fixed and variable expenses (including the cost of refinery feedstocks, such as crude oil) at which we are able to sell refined products. Refining margins historically have been volatile, and are likely to continue to be volatile, as a result of a variety of factors, including fluctuations in the prices of crude oil. Prices of crude oil, other feedstocks and refined products depend on numerous factors beyond our control, including:

•	changes in global and local economic conditions;

•	demand for fuel products, especially in the United States, China and India;

•	U.S. government regulations;

•	worldwide political conditions, particularly in significant oil-producing regions such as the Middle East, West Africa and Venezuela;

•	terrorist attacks;

•	utilization rates of U.S. refineries;

•	the level of foreign and domestic production of crude oil and refined products;

•	development and marketing of alternative and competing fuels; and

•	local factors, including market conditions, weather conditions and the level of operations of other refineries and pipelines in our markets.

A large, rapid increase in crude oil prices could adversely affect our operating margins if the increased cost of raw materials could not be passed to our customers on a timely basis, and would adversely affect our sales volumes if consumption of refined products, particularly transportation fuels, were to decline as a result of such price increases. The prices which we may obtain for refined products are also affected by regional factors, such as local market conditions and the operations of competing refiners of petroleum products, as well as seasonal factors influencing demand for such products.

If our expectations about trends in the prices of crude oil relative to refined products are inaccurate, our ability to implement our business plan profitably could be negatively affected.

The price differential between crude oil and refined products, which is referred to as the crack spread, has been widening above historical levels since 2000, partly due to relatively high demand for refined products and limited refining capacity. We will evaluate opportunities in the energy industry, and in particular in the refining and marketing sectors, based in part on our expectations regarding trends in the price of crude oil relative to the price of refined products. Should our expectations about these trends be inaccurate, our ability to implement our business plan could be negatively affected.

If the price differential between heavy, sour crude oil and light, sweet crude oil returns to historical levels, our ability to implement our business plan could be negatively affected.

Heavy, sour crude oils generally provide more profitable refining margins than light, sweet crude oils. Since 2000, the price differential between light, sweet crude oil and heavy, sour crude oil has been widening from historical levels due to the relatively high demand for light crude oil and an increased supply of heavy crude oil. We believe that this widening is part of a fundamental shift in both the light/heavy and sweet/sour differentials, and that these differentials are likely to remain above levels seen prior to 2000 because of increased global production of heavier, higher-sulfur crude oil combined with the fact that the industry does not have adequate refining capacity capable of processing these heavier, higher-sulfur crude oils. Our business plan is based on our expectation that the light/heavy and sweet/sour differentials will continue to exceed historical levels. However, should actual price trends differ and light/heavy and sweet/sour differentials revert to levels observed prior to 2000, our ability to implement our business plan could be negatively affected.

Significant declines in the price of crude oil may disrupt the supply of heavy, sour crude oil and cause a narrowing of the price differentials between heavy, sour crude oil and light, sweet crude oil.

Heavy, sour crude oil is generally costlier to extract and process than light, sweet crude oil. Significant declines in the overall price of crude oil could disrupt the supply of certain heavy, sour crude oils should the price declines be large enough that continuing to produce those heavy, sour crude oils becomes unprofitable. In addition, any resulting scarcity of supply of certain types of heavy, sour crudes could cause light/heavy and sweet/sour differentials to narrow. If we effect a business combination with a target whose operations are dependent on access to heavy, sour crudes, such a disruption could negatively affect our business.

If adequate infrastructure does not exist or is not built to provide us access to heavy, sour crude oil, our ability to implement our business plan could be negatively affected.

If we consummate a business combination with a target company in the oil refining or a related industry, the profitability of any business we acquire may be dependent upon the availability of existing or future infrastructure providing uninterrupted access to supplies of heavy, sour crude oil. This could include, but is not limited to, existing and proposed pipelines for the conveyance of heavy crude oils between producing areas in Canada and refineries in the United States. Furthermore, if infrastructure were proposed that would provide our facilities with access to heavy, sour crude oil, we might choose to upgrade or expand our facilities in order to process or otherwise use this heavy crude oil. If a subsequent delay or a failure to build the proposed infrastructure then prevented us from obtaining adequate supplies of heavy crude oil, our ability to implement our business plan could be negatively affected.

We may be subject to interruptions of supply as a result of relying on pipelines for transportation of crude oil and refined products.

If we consummate our initial business combination with a target business in the refining industry, our business may rely heavily on pipelines to receive and transport crude oil and refined products. We could experience an interruption of supply or delivery, or an increased cost of receiving and transporting crude oil and refined products if operation of these pipelines is disrupted because of accidents, natural disasters, governmental regulation, terrorism, other third-party action or other events beyond our control. Our prolonged inability to use any of the pipelines that transport crude oil or refined products could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the nature of our business or our business plan may require that we upgrade or supplement inbound pipelines, which could require us to make substantial additional capital expenditures.

Our profitability may be limited if we cannot obtain necessary permits and authorizations to modify our purchased assets.

If we consummate our initial business combination with a target company in the business of refining crude oil, our profitability may be linked to our ability to upgrade the refinery to process a heavier, higher-sulfur content crude oil or to yield lighter, higher-margin products. Our profitability also may be dependent on our ability to expand the capacity of the refinery. If we are unable to obtain the necessary permits and authorizations to effect an upgrade or expansion, or if the costs of making changes to or obtaining these permits or authorizations exceed our estimates, our profitability could be negatively affected.

The profitability of the target business we acquire may be limited if we cannot secure an engineering, procurement and construction (“EPC”) contractor to perform upgrades or expansions.

The profitability of the target business we acquire may be linked to our ability to upgrade and expand its business. In order to implement an upgrade or expansion, we expect to hire an EPC contractor. Due to a recent surge in construction projects across the energy industry, we may experience difficulties in securing an EPC contractor in a timely fashion to execute our proposed projects. If we are unable to contract an EPC contractor to effect an upgrade or expansion in a timely fashion, our profitability could be negatively affected.

Our profitability may be limited if we experience costs overruns on any construction project or capital improvements we undertake in connection with our acquired business.

Our business plan is based on capturing the cost advantage of heavy, sour crude oil relative to light, sweet crude oil as a raw material to manufacture refined products. Complex refineries that are able to process heavy, sour crude oils use additional processing equipment that requires a substantial capital investment. The Company believes that the capital investments to upgrade a small refinery may range between approximately $100 million and approximately $300 million, although the cost to upgrade any particular refinery may be outside of this range depending on various factors, including the refinery’s size, current configuration, available infrastructure, geographic location, the technology being used, construction costs and availability of qualified construction personnel, and there can be no assurance that the cost of any upgrade we may undertake would actually fall within this range. Those investments will be profitable only if the higher capital cost of this processing equipment is more than offset by the increased margins between the price at which a refinery will be able to purchase raw materials and the price at which it will be able to sell its refined products. If we underestimate the capital investments that will be required to add the necessary processing equipment to permit our acquired business to benefit from the light/heavy, sweet/sour price differentials, or otherwise experience costs overruns on any construction project we undertake in connection with our acquired business, our profitability would be negatively affected.

If we consummate our initial business combination with a target business in the refining industry, we may experience difficulties in marketing some of our products.

Our ability to market the products of a target business we acquire may depend on:

•	obtaining the financing necessary to develop our feedstock, such as crude oil, to the point where production is suitable for sale;

•	the proximity, capacity and cost of pipelines and other facilities for the transportation of crude oil and refined products;

•	the quantity and quality of the refined products produced; and

•	the availability of viable purchasers willing to buy our refined products.

If we experienced a catastrophic loss and our insurance was not adequate to cover such loss, it could have a material adverse affect on our operations.

If we consummate our initial business combination and acquire ownership and operation of refineries or related storage and other facilities, our business could be affected by a number of risks, including mechanical failure, personal injury, loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic disasters, including environmental accidents. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on business assets we may acquire upon completion of our initial business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies will contain limitations and exclusions, which, although we believe will be standard for the refining industry, may nevertheless increase our costs and lower our profitability.

Additionally, any changes to environmental and other regulations or changes in the insurance market may also result in increased costs for, or decreased availability of, insurance we would currently anticipate purchasing against the risks of environmental damage, pollution and other claims for damages that may be asserted against us.

Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could have a material adverse effect on our profitability and operations.

The dangers inherent in the refining and marketing of petroleum products could cause disruptions and could expose us to potentially significant losses, costs or liabilities.

Businesses involved in the refining, distribution and marketing of petroleum products and related activities are subject to significant hazards and risks inherent in refining operations and in transporting and storing crude oil, intermediate products and refined products. These hazards and risks include, but are not limited to, the following:

•	natural disasters, fires, or explosions;

•	spills and pipeline ruptures;

•	third-party interference;

•	disruptions of electricity deliveries; and

•	mechanical failure of equipment at our refinery or third-party facilities.

Any of the foregoing could result in production and distribution difficulties and disruptions, environmental pollution, personal injury or wrongful death claims and other damage to our property and the property of others. There is also risk of mechanical failure and equipment shutdowns both in the ordinary course of operations and following unforeseen events.

We may have environmental liabilities as a result of our ownership or operation of contaminated properties or relating to exposure to hazardous or toxic materials.

We could be subject to claims and may incur costs arising out of human exposure to hazardous or toxic substances relating to our operations, our properties, our buildings or to the sale, distribution or disposal of any products containing any hazardous or toxic substances and produced in connection with our business.

Properties or facilities owned, leased or operated in conjunction with the energy industry may be contaminated due to energy or other historical industrial uses at or near the property. Regulators may impose clean-up obligations if contamination is identified on a property, and third parties or regulators may make claims against owners or operators of properties for personal injuries, property damage or natural resource damage associated with releases of hazardous or toxic substances. Even if the business we purchase did not cause the contamination or release, certain environmental laws hold current and previous owners or operators of real property liable for the costs of cleaning up contamination regardless of whether they knew of or were responsible for the contamination. These environmental laws also may impose liability on any person who arranges for the disposal or treatment of hazardous substances, regardless of whether the affected site is or was ever owned or operated by such person.

Finally, it is possible that a target business we purchase may have historical liabilities relating to previous operations or the previous ownership of real property or facilities. While we may be able to structure a transaction to leave those types of liabilities with the seller, it may not be possible to do so as a legal or practical matter. As a result, we may ultimately have liability for environmental matters that do not relate to businesses we operate.

We will be subject to significant environmental, safety and other governmental regulations and may incur significant costs to comply with these regulations.

The oil refining, distribution and marketing industry and related activities are subject to extensive and increasingly stringent environmental protection, safety and other related federal, state and local laws, rules, regulations and treaties. We cannot assure you that we will be able to comply with all laws, rules, regulations and treaties following a business combination. If we are unable to adhere to these requirements, or if we are unable to obtain or maintain compliance with our environmental permits we could be subject to civil or criminal penalties and fines and to material restrictions on our business and operations. The costs of complying with these requirements and any adverse operational impact of compliance could have a material adverse effect on our profitability and operations. Certain segments of the energy industry are also subject to the payment of royalties, and the level of taxation of the energy industry tends to be high compared with that of other commercial activities.

Hazards inherent in refining operations will require continual oversight and control.

If we consummate our initial business combination, we may be engaged in transporting and refining potentially toxic materials in the course of our business. There is a risk of leaks or spillages of crude oil, petroleum products and other potentially hazardous materials at operating sites and during transportation. If operational risks materialized, it could result in loss of life, damage to the environment or loss of production. We will attempt to conduct our activities in such a manner that there is no or minimal damage to the environment. However, these risks will require continual oversight and control.

Conservation measures and technological advances could reduce demand for crude oil and refined products.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and gas, technological advances in fuel economy and energy generation devices could reduce demand for crude oil and refined petroleum products. We cannot predict when or whether there will be any change in demand for these products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may be adversely affected to the extent we are unable to address any perceived trade-off between the increasing demand for global access to energy and the protection or improvement of the natural environment.

If the increasing demand for alternative fuels lowers the demand for transportation fuels, our profitability could be negatively affected.

Rising crude oil and refined products prices are increasing the economic feasibility and demand for alternative fuels like ethanol and bio-diesel. New technologies are being developed to further increase the feasibility and enhance the performance of these fuels. Additionally, energy security concerns, agricultural interests, environmental activists, and others are increasing the visibility of alternative fuels as a substitute for transportation fuels. Should these trends continue and the demand for alternative fuels continue to rise, consequently lowering the demand for petroleum-based transportation fuels, our profitability could be negatively affected.

Foreign currency fluctuations could adversely affect our business and financial results.

Crude oil prices are generally set in U.S. dollars while sales of refined products may be in a variety of currencies. If we consummate a business combination with a target business with operations outside of the United States, our business will be subject to risks of fluctuations in foreign currency exchange rates. In certain markets, we may also experience difficulty in converting local currencies to U.S. dollars, or the market for conversion of local currency into other currencies may deteriorate or cease to exist.

In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Following our initial business combination, we may engage in hedging transactions in an attempt to mitigate exposure to price fluctuations in oil and other petroleum products; these attempts may not be successful

Following our initial business combination, we may engage in short sales and utilize derivative instruments such as options, futures, forward contracts, interest rate swaps, caps and floors, to hedge against exposure to fluctuations in the price of crude oil, refined petroleum products and other energy portfolio positions, as well as foreign currency exchange and interest rates. Hedging transactions may not be as effective as we intend in reducing our exposure to these fluctuations and any resulting volatility in our cash flows, and if we incorrectly assess market trends and risks, may result in a poorer overall performance than if we had not engaged in any such hedging transactions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	our public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not in trust or available to us from interest income on the trust account balance;

•	the cost of the investment necessary to enable or to expand the capacity of an existing refinery to process heavy, sour crude oil; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, together with $5,850,000 of our founders’ investment in the founders’ securities that will be held in the trust account, will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised

Offering gross proceeds	$250,000,000	$287,500,000
Founders’ initial investment	2,500,000	2,500,000
Additional founders’ warrants	3,350,000	3,350,000
Total gross proceeds	$255,850,000	$293,350,000

Offering expenses (1)(2)
Underwriting discount (7.0% of offering gross proceeds)(3)	$17,500,000	$20,125,000
Legal fees and expenses	670,000	670,000
Printing and engraving expenses	60,000	60,000
Miscellaneous expenses	44,000	44,000
Accounting fees and expenses	70,000	70,000
SEC registration fee	31,000	31,000
NASD registration fee	30,000	30,000
American Stock Exchange fees	70,000	70,000
Total offering expenses	$18,475,000	$21,100,000
Proceeds after offering expenses	$237,375,000	$272,250,000

Net proceeds not held in trust account	$500,000	$500,000

Net proceeds held in trust account	$236,875,000	$271,750,000
Deferred underwriting discounts and commissions held in trust account(3)	$7,500,000	$8,625,000
Total held in trust account(3)	$244,375,000	$280,375,000

	Amount	Percent of net proceeds not in trust and interest income earned on the trust account

Use of net proceeds not held in trust and up to $3.25 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements(2)
Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination	$1,000,000	27%
Payment for office space, administrative and support services (approximately $7,500 per month for up to two years)	$180,000	5%
Legal and accounting fees relating to SEC reporting obligations	$100,000	3%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), director and officer liability insurance premiums and reserves	$2,470,000	66%
Total	$3,750,000	100%

(1)
A portion of the offering expenses have been paid from advances we received from Mr. Rodriguez and Mr. Hantke as described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)
Some of these expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(3)
The amount of underwriting discount and the amount held in trust include $7.5 million (or $8.625 million if the over-allotment option is exercised in full) that will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

A total of approximately $244,375,000 (or approximately $280,375,000 if the underwriters’ over-allotment option is exercised in full), including $236,875,000 of the net proceeds from this offering, the sale of the initial founders’ securities (or $271,750,000 if the underwriters’ over-allotment option is exercised in full) and $7.5 million (or $8.625 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at Morgan Stanley & Co. Inc., with American Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us (as described in more detail below), the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million (or $8.625 million if the over-allotment option is exercised in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, the value of the interest that we acquire will be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the underwriters’ over-allotment option is exercised in full). The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price - for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities - for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $500,000 of the offering proceeds to fund a portion of our working capital, including to repay certain advances from our officers that went to cover expenses associated with this offering, as described below. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $3.25 million of interest (net of taxes payable) may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $3.25 million. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek additional capital from third parties. In such event, we might seek loans or additional investments from our officers or directors or other third parties. However, our officers and directors are under no obligation to advance funds to us or to invest in us. If we do obtain loans from a third party, we would seek to have the lender enter into a valid and enforceable agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. However, there can be no assurance that any lender would execute such an agreement, and if we are unable to find a lender from whom we can obtain loans (or from whom we can obtain loans on reasonable terms) that is willing to execute a waiver agreement, we may obtain loans from a third party that has not executed a waiver agreement.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and also that it may include engaging market research firms or third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination. Our audit committee will review and approve all payments made to our officers, directors or our or their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in trust as well as the interest income of up to $3.25 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $3.25 million that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

As of October 15, 2006, Mr. Rodriguez, our chief executive officer and a member of our board of directors, had advanced on our behalf a total of $44,351, and Mr. Hantke, our principal financial officer and a member of our board of directors, had advanced on our behalf a total of $5,183, which amounts together were used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. These advances are non-interest bearing and unsecured and are due at the earlier of June 30, 2007, or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account.

To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” (as such term is defined in the Investment Company Act) and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At October 15, 2006, our net tangible book value was $2,236,844, or approximately $0.36 per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 4,999,999 shares of common stock which may be converted into cash) at October 15, 2006, would have been $195,711,854, or $7.46 per share, representing an immediate increase in net tangible book value of $7.10 per share to the initial stockholders, and an immediate dilution of $2.54 per share, or 25%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $48,899,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to 20% of the aggregate number of the shares sold in this offering less one share at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $3.25 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$0.36
Increase attributable to new investors	$7.10
Pro forma net tangible book value after this offering		$7.46
Dilution to new investors		$2.54

The following table sets forth information with respect to our initial stockholders and the new investors, assuming the entire purchase price of the founders’ securities is attributed to the initial founders’ shares, and no value is attached to the initial founders’ warrants:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share

Initial stockholders	6,250,000	20%	$5,875,000	2.30%	$0.94
New investors	25,000,000	80	250,000,000	97.70	10.00
Total	31,250,000	100%	$255,875,000	100%	$8.19

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$2,236,844
Net proceeds from this offering	242,375,000
Offering costs paid in advance and excluded from tangible book value before this offering	0
Less: proceeds held in the trust account subject to conversion to cash (4,999,999 × $9.78)	(48,899,990)
$195,711,854
Denominator:
Shares of common stock outstanding prior to the offering	6,250,000
Shares of common stock included in the units offered in this offering	25,000,000
Less: shares subject to conversion ((31,250,000 × 20%) - one share)	(4,999,999)
26,250,001

CAPITALIZATION

The following table sets forth our capitalization at October 15, 2006, and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from their sale:

	October 15, 2006
	Actual	As Adjusted

Current liabilities (1)	$944,179	$944,179

Common stock, -0- and 4,999,999 shares which are subject to possible conversion at conversion value (2)	$—	$48,899,990

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.001 par value, 200,000,000 shares authorized; 6,250,000 shares issued and outstanding; 31,250,000 shares issued and outstanding (excluding 4,999,999 shares subject to possible conversion), as adjusted	$7,813	$26,250
Warrants	250,101	3,600,101
Paid-in capital	2,267,086	192,373,659
Accumulated deficit	(288,156)	(288,156)

Total stockholders’ equity	$2,236,844	$195,711,854

Total capitalization	$3,181,023	$245,556,023

(1)
Includes advances in the amount of $44,351 to our chief executive officer, Mr. Rodriguez, and $5,183 to our principal financial officer, Mr. Hantke, on the earlier of June 30, 2007, and the closing of this offering. These notes are unsecured and do not bear interest.

(2)
If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 20% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.78 per share), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on June 2, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. To date, our efforts have been limited to organizational activities. We do not have any specific initial business combination under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $2,525,000 in stock and warrant subscriptions from our founders and advances from Mr. Rodriguez and Mr. Hantke as described more fully below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $975,000 and underwriting discounts and commissions of approximately $17.5 million, or $20.125 million if the underwriters’ over-allotment option is exercised in full and (ii) the sale of the additional founders’ warrants to our founders in a private placement to occur immediately prior to this offering for a purchase price of $3,350,000, together with $2,500,000 of our founders’ $2,525,000 investment in the founders’ securities that will be held in the trust account, will be approximately $237,375,000 (or $272,250,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $236,875,000 (or $271,750,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and the remaining $500,000, in either case, will not be held in the trust. An additional amount equal to 3.0% of the gross proceeds of this offering, or $7.5 million ($8.625 million, if the underwriters’ over-allotment option is exercised in full), will also be held in the trust account and be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $3.25 million on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•
approximately $1,000,000 of expenses for legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services;

•	approximately $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•
approximately $2,470,000 for general working capital that will be used for miscellaneous expenses (potentially including deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination for a proposed initial business combination), director and officer liability insurance premiums, finder’s fees, consulting fees or other similar compensation and reserves.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned of up to $3.25 million on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

In addition, pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, each holder of founders’ securities will be entitled to demand that we register the resale of the initial founders’ shares, the founders’ warrants and the shares of common stock issuable upon exercise of the initial founders’ warrants, as applicable. The registration rights are exercisable with respect to the initial founders’ shares at any time after the date on which those securities are no longer subject to transfer restrictions and with respect to the founders’ warrants and the underlying shares of common stock after the warrants become exercisable by their terms.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

As of October 15, 2006, Mr. Rodriguez, our chief executive officer and member of our board of directors, had advanced on our behalf a total of $44,351, and Mr. Hantke, our principal financial officer and a member of our board of directors, had advanced on our behalf a total of $5,183 for the payment of offering-related and organizational expenses. These advances are non-interest bearing and unsecured and are due at the earlier of June 30, 2007, or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account. See also “Certain Transactions” for information on these advances.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of October 15, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on June 2, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, which we refer to as our “initial business combination,” one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. To date, our efforts have been limited to organizational activities. We do not have any specific initial business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

As the global economy has shown steady growth, worldwide crude oil demand has increased, and OPEC and other producers have tended incrementally to produce heavier and more sour crude oils, which are typically priced at a discount to benchmark prices for crude oil. In addition, sustained global economic growth has also resulted in increased demand for refined petroleum products, particularly transportation fuels.

The North American refining industry is currently characterized by a shortage of domestic capacity and high utilization rates. Increased refined product demand and limited refining capacity has caused an increase in “crack spreads,” or the differential between the price of light, sweet crude oil and the prices of refined petroleum products. In addition, due to the increasing worldwide supplies of lower priced heavy, sour crude oils and increasing demand for light, sweet crude oils, the pricing differential between light and heavy crude oil, which we refer to as the “light/heavy differential” and between sweet and sour crude oil, which we refer to as the “sweet/sour differential,” have been widening. We believe this trend will continue to provide a cost advantage to refineries with configurations that are able to process heavy, sour crude oils. Such refineries, which are also referred to as “complex refineries,” are capable of producing the same light refined product mix as light crude oil refineries due to the additional processing equipment that they possess.

Our business plan is based on capturing the cost advantage of heavy, sour crude oil relative to light, sweet crude oil as a raw material to manufacture refined products. The processing equipment necessary to handle heavy, sour crude oils requires a substantial capital investment. However, we believe that in certain cases, that additional investment in existing refineries is economically justified by the incremental returns that can be captured from the light/heavy and sweet/sour differentials. In those cases, the higher capital cost of the processing equipment may be more than offset by the financial benefit derived from the difference between the price at which a refinery can purchase raw materials and the price at which it can sell its products.

Our business plan was developed based on the experience of our chief executive officer, Mr. Rodriguez, as an energy sector investment banker, and in particular his work with clients in the petroleum refining and marketing industries. He observed that as the light/heavy and sweet/sour differentials widened over the last five years, investments in additional conversion capacity, which due to scale economies were typically limited to larger refineries, were becoming economically viable for increasingly smaller-scale refineries. Mr. Rodriguez initially approached Mrs. Hendricks and Mr. Hantke to assess their interest in evaluating and potentially capitalizing on this opportunity. As a result of additional review, they concluded that a business strategy centered on this opportunity was viable, and together they recruited the remainder of our management team and directors and created our initial stockholder, NTR Partners LLC, and us.

The cost of the investment necessary to enable an existing refinery to process heavy, sour crude oil (or to expand its capacity to do so) will vary depending on various factors, including the refinery’s size, current configuration, available infrastructure such as incremental storage and pipeline capacity, geographic location, the technology being used, construction costs and availability of qualified construction personnel. Based in part on publicly disclosed estimated capital costs of upgrade projects recently announced by two independent refining and marketing companies and in part on the report described below, together with management’s industry experience, we believe that the cost of upgrading a small refinery to enable it to process heavy, sour crude oil may range between approximately $100 million and approximately $300 million, although the cost to upgrade any particular refinery may be outside of this range depending on various factors, including those described above, and there can be no assurance that the cost of any upgrade we may undertake would actually fall within this range. In evaluating existing refineries as potential acquisition targets, we will need to consider both the cost of the acquisition itself and the economic viability (based on estimated costs and returns) of investments in upgraded or additional processing capacity. In the event that we pursue the acquisition of a refinery, we would give priority to refineries located in geographic areas with access to heavy, sour crude oils. In addition, we will seek to acquire assets that would enhance our access to heavy, sour crude oil and our ability to market refined products. North America will be our primary geographic focus, but we may also seek to acquire refineries or interests in other assets in any other markets in which we believe we could be competitive.

While the acquisition and upgrading of one or more existing refineries is one possible way to capitalize on the light/heavy and sweet/sour differentials, several independent engineering companies, petroleum research organizations and oil companies have developed or are in the process of developing alternative technologies to remove sulfur from sour crude oil or to upgrade heavy crude oil into light crude oil other than through traditional petroleum refining processes. We believe that some of these technologies may have the potential to compete effectively with traditional refining processes. Since our focus is to capitalize on the light/heavy and sweet/sour differentials, we may also evaluate as potential target businesses, companies pursuing business plans based on applying these alternative technologies.

Overview of Refining Industry

General

Refining is the process of separating the wide spectrum of hydrocarbons present in crude oil for the purpose of converting them into refined products, including transportation fuels such as gasoline and diesel fuel. Refining is primarily a margin-based business, meaning that both the raw materials used by a refinery (primarily crude oil), which are referred to as feedstocks, and the refined products produced by that refinery are commodities, and the profitability of the refinery is determined by whether its cost of processing the feedstocks into refined products is less than the difference between the price at which it can purchase feedstocks and the price at which it can sell the resulting refined products. Refiners generate profits by selling refined products at prices higher than the costs of acquiring crude oil and other raw materials and converting them into refined products. Refiners have traditionally favored light, sweet crude oils because they are easier to process and require less complex refining processes relative to heavy, sour crude oils. The preference for light, sweet crude oils is also driven by the increasingly stringent emissions quality standards for transportation fuels.

The supply and demand fundamentals of the U.S. refining industry have improved since the 1990s and are expected to remain favorable as the growth in demand for refined products continues to exceed increases in refining capacity. The U.S. Department of Energy’s Energy Information Administration, or EIA, projects that over the next two decades, U.S. demand for refined products will grow at an average of 1.5% per year compared to total domestic refining capacity growth of only 1.3% per year. Approximately 83.3% of the projected demand growth is expected to come from the increased consumption of light refined products, including gasoline, diesel, jet fuel and liquefied petroleum gas, which are more difficult and costly to produce than heavy refined products, including asphalt and carbon black.

Trends in Quality of Crude Oil Processed in U.S. Refineries

Source: Energy Information Administration

The EIA reports a steady increase in the amount of heavy and sour crude oils processed in U.S. refineries. Crude oil is characterized as light, medium or heavy, according to its relative density as measured by API gravity, a specific gravity scale developed by the American Petroleum Institute. A light crude oil has a higher API gravity than a heavy crude. Crude oil is also characterized as sweet or sour based on its sulfur content, with sweet crude oil having relatively less sulfur than sour crude. EIA data shows a decrease in the weighted average API gravity of the crude oils processed in U.S. refineries from 32.46 degrees API in 1985 to 30.20 degrees API in 2005, the last year reported. In addition, the sulfur content of crude oils processed in U.S. refineries increased 56% between 1985 and 2005 from 0.91% by weight to 1.42%. At the same time, the Clean Air Act of 1990 and subsequent environmental regulations have mandated reductions in the sulfur content of gasoline and diesel, and the removal of particulates and other pollutants from transportation fuels. These requirements are more easily achieved through the processing of light, sweet crude oils resulting in increased demand for these types of crude.

The EIA also reports that between 1981 and 2006, refinery utilization increased from 69% to 93%. The trend toward improving utilization levels has been driven by several factors, including the fact that no new refineries have been built in the U.S. since 1976, demand for refined products continues to increase, many small refineries have been closed and permit requirements have constrained refiners’ ability to increase capacity. Over the next 20 years, the EIA projects that utilization will remain high relative to historic levels, ranging from 92% to 95% of design capacity.

Crude Oil Demand and Supply Dynamics

EIA statistics show that U.S. crude oil imports totaled 3,670 million barrels in 2005. OPEC countries supplied 1,738 million barrels and non-OPEC countries supplied 1,932 million barrels. Canada and Mexico were the largest suppliers of crude oil to the U.S. Imported Canadian crude oil totaled 599.7 million barrels in 2005, which represents an 82.5% increase since 1993 when Canadian imports totaled 328.5 million barrels. Imported Mexican crude oil totaled 565.9 million barrels in 2005 compared to 315.0 million barrels in 1993, a 79.7% increase over this period.

According to the Canadian Association of Petroleum Producers, or CAPP, 52% of the Canadian oil production in 2005 consisted of heavy crude, while in excess of 80% of Canadian crude oil reserves consist of heavy crude and bitumen. In addition, CAPP’s 2006 production forecast concludes that crude oil production is projected to increase from 2.5 million barrels per day (“b/d”) in 2005 to 4.6 million b/d in 2015. Furthermore, CAPP highlights that while the increase in Canadian overall production is important, another significant factor is the changing mix of the types of Canadian crude oil available, which includes traditional conventional heavy crude oil, heavy crude from oil sands and synthetic crude oil. CAPP further highlights that it is critically important for pipelines and refineries to be able to transport and process both the added volumes of crude oil and the changing mix. Oil sands production, which now exceeds one million b/d, is forecast to reach 3.5 million b/d by 2015 and 4.0 million b/d by 2020, accounting for more than 80% of Canadian production.

Similarly, in terms of oil production from Mexico, a greater percentage of incremental production from the region has been shifting towards heavier, higher-sulfur grades like Maya. Maya production has grown 10% annually over the past four years, while production of light, relatively sweeter varieties like Olmeca and Isthmus have dropped by 8% annually.

Light/Heavy Differential

In our view, the light/heavy differential represents a raw material cost advantage for a refinery capable of processing heavy crude oil relative to one that processes light crude oil. For example, the price differential between

West Texas Intermediate, or WTI, the light, sweet benchmark crude oil, and Maya, a heavy, sour Mexican crude oil that is available to U.S. refineries, averaged $13.48 in the first three quarters of 2006 compared to $7.88 per barrel in 2000.

Similarly, the price differential between WTI and Lloydminster Blend, a conventional Canadian heavy crude oil benchmark, has widened from an average of $6.56 per barrel in 2000 to an average of $20.51 per barrel in the first three quarters of 2006. This price differential provides an economic advantage to refineries capable of processing less expensive crude oil.

Source: Bloomberg

Sweet/Sour Differential

The average sulfur content of the global crude supply has been increasing as the sulfur content of incremental production from OPEC countries such as Saudi Arabia, Iraq and Venezuela as well as non-OPEC countries such as the U.S., Mexico and Canada has been rising. U.S. production of conventional light, sweet crude (WTI) has been falling and new production has consisted of sour grades like Mars, Ursa and Holstein. Similarly, as noted above, Mexican Maya production has grown 10% annually over the past four years, while production of light, relatively sweeter varieties like Olmeca and Isthmus have dropped by 8% annually. As a consequence of these trends, the pricing differential between sweet (WTI) and sour (WTS) crude oils has widened over the past four years.

Source: Bloomberg

Refined Products Demand and Supply Dynamics

We expect that refined products that meet new and evolving fuel specifications will account for an increasing share of total transportation fuel demand, which will benefit refiners who are able to efficiently produce these fuels. As part of the Clean Air Act, major metropolitan areas in the U.S. with air pollution problems mandated the sale and use of reformulated gasoline meeting certain environmental standards in their jurisdictions. The requirement for reformulated gasoline in several U.S. markets has typically enabled refineries capable of producing such refined products to achieve higher margins.

Due to a lack of adequate domestic refining capacity to meet domestic demand for refined products, the U.S. is a net refined product importer. Imports, largely from northwest Europe and Asia, accounted for almost 14% of total U.S. consumption in 2005. The level of imports generally increases during periods when refined product prices in the U.S. are materially higher than in Europe and Asia. Based on the strong fundamentals for the global refining industry, capital investments for refinery expansions and new refineries in international markets have increased over the last two years. However, we believe that the competitive threat faced by domestic refiners is limited by stringent U.S. fuel specifications and increasing foreign demand for refined products, particularly transportation fuels.

We believe that the long-term demand for light refined products, increasing demand by refiners for light, sweet crude, increasingly stringent federal, state and local fuel specifications, and an increasing production of heavy, sour crude oils support attractive investment opportunities in energy assets and particularly petroleum refineries.

Competitive Strengths

Extensive track record in the energy industry. We intend to leverage the extensive contacts and relationships of our officers and directors who together have nearly 120 years of experience in the energy business to source, evaluate and manage investment opportunities. Our officers and directors are experienced professionals with strong reputations in the energy industry, particularly in the refining and marketing sector, and have many long-term relationships with senior executives and decision-makers in the industry, which we believe will provide us with an important capability to source and structure potential business combinations.

Industry knowledge and operational experience. Our officers and directors have extensive operational experience in the refining and marketing sectors and other energy-related businesses. We believe that our management team has the requisite industry knowledge and operational experience to identify attractive acquisition opportunities and implement any upgrades and modifications to refineries that we may acquire to enhance their operating efficiency and their ability to process heavy, sour crude oils.

•	Our non-executive Chairman, Duane Gilliam, has more than 38 years of experience in the petroleum industry, including as chairman of the National Petrochemical & Refiners Association from 2002 to 2004.

•
Our President and Chief Operating Officer, Henry M. Kuchta, was president and chief operating officer of Premcor Inc., and has 24 years of experience in the domestic and international oil industry, including 12 years of management and operational experience at Premcor Inc. and Tosco Corporation.

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Our Vice Chairman and Principal Financial Officer, William Hantke, has more than 15 years of oil-refining industry experience as a senior executive for Tosco Corporation and Premcor Inc., two growth-oriented refining and marketing companies. During his tenure with these organizations, Mr. Hantke participated in the acquisition of ten oil refineries and related energy assets.

Financing and transaction execution expertise. We believe we have the requisite relationships and expertise to arrange financing for any potential initial business combination as well as any subsequent upgrades and modifications to the acquired assets. Members of our management team and our board of directors have arranged and executed a large number of financings for companies in the energy industry. Our directors and officers have significant experience in analyzing, structuring and executing mergers and acquisitions.

•
Our Chief Executive Officer, Mario Rodriguez, has 12 years of experience as an energy investment banker working with and executing transactions for integrated oil companies, large capitalization exploration and production companies, and refining and marketing companies.

•
Director Maureen A. Hendricks is a retired investment banker with 30 years of energy industry experience, including as head of the global energy and power group at Salomon Smith Barney from 1997 through 2001.

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As industry executives and finance professionals, our directors and officers have been involved in energy mergers and acquisitions, many of which may be similar in nature to those which we would contemplate under our initial business combination. As a team, our management and directors have been involved in the purchase or sale of energy assets or businesses on multiple occasions. We expect this considerable depth of mergers and acquisitions execution experience will assist us in evaluating and properly structuring potential business combinations.

Environmental and other Regulation

Government regulation significantly affects the energy industry, including international conventions, national, state and local laws and regulations in force in the countries in which we may operate. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

We will be subject to numerous national and local environmental laws and regulations relating to our operations and activities. The costs of complying with these requirements and any adverse operational impact of compliance could be material to us, and any failure to comply could result in criminal fines or penalties. Current and proposed fuel and product specifications under a number of environmental laws could have a significant effect on our profitability.

Environmental laws and regulations could also require us to remediate or otherwise redress the effects on the environment of the disposal or release of chemicals, petroleum or hazardous or toxic substances at our properties (whether or not caused by our operations) or relating to our operations or businesses. The extent and cost of future environmental restoration, remediation and abatement programs are inherently difficult to estimate. They depend on the magnitude of any possible contamination, the timing and extent of the corrective actions required and our share of liability relative to that of other solvent responsible parties. Our operations could also be the subject of environmental and common law claims for personal injury and property damage caused by the release of chemicals, hazardous materials or petroleum substances.

The U.S. Clean Air Act and its regulations require, among other things, new fuel specifications and sulfur reductions; enhanced monitoring of major sources of specified pollutants; stringent air emission limits and new operating permits for chemical plants, refineries, marine and distribution terminals; and risk management plans for storage of hazardous substances. In addition, the U.S. Clean Water Act is designed to protect and enhance the quality of U.S. surface waters by regulating the discharge of wastewater and other discharges from both onshore and offshore operations. Facilities are required to obtain permits for most surface water discharges, install control equipment and implement operational controls and preventative measures, including spill prevention and control plans.

The Petroleum Marketing Practices Act, or PMPA, is a federal law that governs the relationship between a refiner and a distributor pursuant to which the refiner permits a distributor to use a trademark in connection with the sale or distribution of motor fuel. The PMPA provides that a refiner may not terminate or fail to renew its distributor contracts unless certain enumerated preconditions or grounds for termination or nonrenewal are met and it also complies with prescribed notice requirements. The PMPA provides that distributors may enforce the provisions of the act through civil actions against the refiner. For example, if we acquire a refinery and terminate or fail to renew one or more of our distributor contracts in the absence of the specific grounds permitted by the PMPA, or fail to comply with the prescribed notice requirements in effecting a termination or nonrenewal, those distributors may file lawsuits against us to compel continuation of their contracts or to recover damages from us.

Under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or Superfund, waste generators, site owners, facility operators and certain other parties are strictly liable for part or all of the cost of addressing sites contaminated by spills or waste disposal regardless of fault or the amount of waste sent to a site. Additionally, each state has laws similar to federal laws described above.

The U.S. Resource Conservation and Recovery Act, or RCRA, regulates the storage, handling, treatment, transportation and disposal of hazardous and non-hazardous wastes. It also requires the investigation and remediation of certain locations at a facility where such wastes have been handled, released or disposed of. The assets we acquire may generate and handle a number of wastes regulated by RCRA and may be subject to investigation and corrective action.

Other significant environmental and health and safety legislation includes the Toxic Substances Control Act, which regulates the development, testing, import, export and introduction of new chemical products into commerce; the Occupational Safety and Health Act, which imposes workplace safety and health, training and process standards to reduce the risks of chemical exposure and injury to employees; and the Emergency Planning and Community Right-to-Know Act, which requires emergency planning and spill notification as well as public disclosure of chemical usage and emissions. In addition, the U.S. Department of Transportation, through agencies such as the Office of Pipeline Safety and the Office of Hazardous Materials Safety, regulates in a comprehensive manner the transportation of products such as gasoline and chemicals to protect the health and safety of the public.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of the sale of the founders’ securities and this offering, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business

Prior to the founding of our company, our initial stockholder, NTR Partners LLC, commissioned and obtained from a consulting firm a report in order to validate one of the premises of our business plan - that the capital cost of upgrading an existing refinery to process heavy, sour crude oils could, in an appropriate case, be economically justified by the resulting ability to take advantage of the light/heavy and the sweet/sour differentials. That report screened a large selection of U.S. refineries and identified a number of refineries that would be suitable for processing heavy, sour crude oils but are either not currently equipped to do so or might have potential to increase capacity to do so. The report supported our view that opportunities exist in the U.S. refining industry to process increased production of heavy, sour crude oils economically. However, the report did not address whether any existing refineries are available for acquisition or the potential cost of any such acquisition, and so did not assess the overall economic feasibility of our acquisition-based business plan or provide the information necessary to identify and evaluate particular refineries as potential acquisition targets. We do not have any specific business combination under consideration or contemplation and neither we nor any related party, have, directly or indirectly, nor has anyone on our or any such party’s behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Subject to the requirement that a target business or businesses (or the interest we acquire therein) have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors within the energy industry. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers may generate a number of potential investment opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources, may also bring potential target businesses to our attention. As described above under “We have not identified a target business,” our initial stockholder commissioned and obtained a report that screened a large selection of U.S. refineries. Because of the broad universe of refineries covered by the report, it is likely that we will contact the management and owners of some of those refineries. However, because the scope of that report did not include an assessment of the availability or valuation of any refinery, we do not know at this time whether any of those refineries would be available for acquisition or on what terms.

We do not plan to retain an investment bank or other agent to identify potential acquisition opportunities for us. However, we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they or we are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination. In addition, none of our officers or directors or any entity with which they are affiliated will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, the value of the interest that we acquire will be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the underwriters’ over-allotment option is exercised in full).

In evaluating a prospective target business, our management will primarily consider a variety of criteria and guidelines, including the following:

•	condition of target assets and assessment of any capital requirements, necessary infrastructure and facility improvements;

•	ability to access heavy, sour crude oil supplies;

•	local supply/demand dynamics for crude oil, other feedstocks and refined products in the region in which the target business is located;

•	financial condition and results of operations;

•	assessment of potential environmental liabilities;

•	nature and terms of any pre-existing supply or distribution agreements;

•	access to distribution and logistics infrastructure;

•	market growth potential;

•	experience and skill of management and availability of additional personnel;

•	impact of regulation on the business and local permit requirements for any necessary upgrades or expansion projects; and

•	costs associated with effecting the proposed initial business combination.

As part of our evaluation criteria, we will assess the current financial condition of a refinery or other target and the potential impact that incremental investments in processing capacity may have on its future financial condition. Our key focus will be on what incremental financial benefit can be derived from investing in additional processing capacity, regardless of the target’s current financial condition. If a target refinery is financially healthy but shows limited expected returns from incremental investments in processing capacity, then such a refinery may be less attractive to us than one that is in weaker financial condition but demonstrates larger potential returns from incremental investments in additional processing capacity.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and also that it may include engaging market research firms or third-party consultants, who may assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination. We will not pay any finders’ or consulting fees to our officers or directors, or any of their respective affiliates, for services rendered to or in connection with an initial business combination.

Fair market value of target business or businesses and determination of offering amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the over-allotment option is exercised in full) at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

In determining the size of this offering, our management concluded (based on their preliminary assessment of the potential universe of acquisition candidates and their collective experience) that an offering of this size would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus the possibility of using both cash and stock to make an acquisition, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination.

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the over-allotment option is exercised in full). We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million or $8.625 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, the value of the interest that we acquire will be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million, or $8.625 million if the underwriters’ over-allotment option is exercised in full). If our initial business combination involves a transaction in which we exchange out shares for shares in another company, we will determine whether the 80% threshold has been met on the basis of the market price of the target company’s shares, if those shares are publicly traded, or on the basis of our board of directors’ determination of the fair market value of the target company shares we receive, based on their valuation of the target company as described below.

Our board of directors will perform its own valuations and analyses in seeking to determine whether the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.5 million or $8.625 million if the over-allotment option is exercised in full) at the time of the proposed business combination. Our board of directors will base its determination upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a target business and structuring of a business combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors will provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion. If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, the board will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. However, if our board of directors makes a specific determination of the estimated value of a target, we will disclose that estimated value to our stockholders when we seek approval of our initial business combination. Our board will also provide any other material information in our possession regarding the proposed transaction, including any revised estimate of the cost to upgrade any refinery we acquire, if applicable. If our board is unable to make a determination as to the value of the target other than that it meets the 80% threshold, stockholders will have to rely solely upon that statement for a quantification of the value of the target business. However, we believe our board of directors would be unlikely to propose an initial business combination to our stockholders if the board is not able to obtain and adequately process enough information about the target business to provide stockholders with an estimated value of the that business. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering collectively to become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, we expect our board of directors will propose an initial business combination to our stockholders only if the transaction has been recommended by the board as fair to and in the stockholders’ best interests, and informed the stockholders of such recommendation.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses.

At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited ability to evaluate the target business’s management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a refinery in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to permit our continued corporate existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if the required number of shares is voted in favor of both the initial business combination and the amendment to extend our corporate life. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from consummation of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles. The failure by public stockholders to vote their common shares in favor of or against the business combination, or a “non-vote” of such shares, will have no effect on the outcome of the vote on the transaction, unless such failure to vote results in the lack of a quorum, which would prevent the vote from being taken until a proper quorum could be constituted in accordance with our bylaws.

In connection with the stockholder vote required to approve our initial business combination, our founders have agreed to vote the initial founders’ shares in accordance with a majority of the shares of common stock voted by the public stockholders. Each of the holders of the founders’ securities and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, such acquirer will vote all such acquired shares in favor of our initial business combination. As a result, neither the holders of the founders’ securities nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. We will proceed with our initial business combination only if a quorum is present at the stockholders’ meeting and, as required by our certificate of incorporation, a majority of the shares of common stock voted by the public stockholders in person or by proxy are voted in favor of our initial business combination and stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. Under the terms of the Company’s certificate of incorporation, this provision may not be amended without the unanimous consent of the Company’s stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware law has not been settled, the Company believes it has an obligation to structure and consummate a business combination in which public stockholders holding less than 20% of the total shares outstanding may exercise their conversion rights and the business combination will still go forward. Neither we nor our board of directors will propose any amendment to this 20% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure by public stockholders to vote their common shares in favor of or against the initial business combination, or a “non-vote” of such shares, will have no effect on the outcome of the vote on the transaction. In accordance with our bylaws, we will give our stockholders between 10 and 60 days’ notice of a stockholders’ meeting, or at least 20 days’ notice if the initial business combination transaction is structured as a merger, in accordance with Delaware law. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.78, or $0.22 less than the per-unit offering price of $10.00. A public stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our initial business combination and our initial business combination is approved and completed. If stockholders vote against our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. We anticipate that stockholders who validly elect conversion will receive the funds to which they are entitled promptly after completion of our initial business combination. Public stockholders who obtained their stock in the form of units and who subsequently convert their stock into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

The initial conversion price will be approximately $9.78 per share. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.

If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation.

Dissolution and liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until _____________, 2008 [twenty-four months from the date of this prospectus]. If we consummate our initial business combination prior to that date, we will amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

If we are unable to complete a business combination by ____________, 2008 [twenty-four months from the date of this prospectus], we will automatically dissolve and as promptly as practicable thereafter adopt a plan of dissolution and distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

We expect that all costs and expenses associated with implementing our plan of dissolution and liquidation, as well as payments to any creditors, will be funded from amounts remaining out of the $3.25 million in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution and liquidation, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez will agree in a letter agreement to be executed in connection with this offering to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

Upon its receipt of notice from counsel that we have been dissolved, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. Each of our founders has waived its right to participate in any liquidation distribution with respect to any initial founders’ shares such founder holds. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated.

If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the initial founders’ investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be approximately $9.78, or $0.22 less than the per-unit offering price of $10.00.

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than $9.78. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In the case of such a challenge, we will be responsible for the cost associated with defending the validity of the challenged waiver agreement. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez have agreed that they will be personally liable on a joint and several basis to the Company if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by each of Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale or Mr. Rodriguez specifically provide for two exceptions to the personal indemnity each has given: none will have any personal liability (1) as to any claimed amounts owed to a third party who executed a waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. These individuals’ personal liability does not extend to claims of third parties who executed a waiver because we believe that acceptance by a company’s officers and directors of personal liability for claims against that company is an extraordinary measure and that it would be unfair to these officers and directors if they remained personally liable despite having taken such steps as are available to them, such as obtaining waivers, to prevent such claims from arising against that company. Based on the information in the director and officer questionnaires provided to us in connection with this offering as well as representations as to their accredited investor status (as such term is defined in Regulation D under the Securities Act), we currently believe that each of Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez is of substantial means and capable of funding his or her indemnity obligations, even though we have not asked any of them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. If these individuals were to refuse to honor their obligations to indemnify us, our directors’ fiduciary duty under Delaware law to protect the Company’s interests and to act in the best interests of its stockholders would require them to take action, which may include bringing a claim against these individuals to enforce the indemnity.

Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out to our public stockholders prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.78 per share to our public stockholders.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholder converts its shares into cash after voting against an initial business combination that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income to pay income taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $3.25 million to fund our working capital requirements.

Certificate of Incorporation

Our certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•
upon the consummation of this offering, $244,375,000, or $280,375,000 if the underwriters’ over-allotment option is exercised in full comprising (i) $236,875,000 of the net proceeds of this offering, including $7.5 million of deferred underwriting discounts and commissions (or $271,750,000 if the underwriters’ over-allotment option is exercised in full, including $8.625 million of deferred underwriting discounts and commissions) and (ii) $5,850,000 of proceeds from the sale of the founders’ securities, shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•
we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 20% of the shares sold in this offering validly exercise their conversion rights;

•
if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price;

•
if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account on a pro rata basis to all of our public stockholders;

•
we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•
we may not consummate our initial business combination with a person or entity affiliated with any of our officers or directors or any of their respective affiliates nor with any of the underwriters or selling group members or their respective affiliates;

•
prior to our initial business combination, we may not issue stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock issued in this offering on a business combination;

•
our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

•
the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Our amended and restated certificate of incorporation requires that prior to the consummation of an initial business combination we obtain unanimous consent of the holders of all of the outstanding shares of our common stock to amend any of the foregoing provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and believe that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the expectation that these provisions cannot be amended without the unanimous consent of our stockholders, and neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds
$244,375,000 of the proceeds of this offering and the founders’ initial investment, including $7.5 million in deferred underwriting discounts and commissions, will be deposited into a trust account at Morgan Stanley & Co. Inc., maintained by American Stock Transfer & Trust Company.

$207,765,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $244,375,000 in trust will be invested only in treasury bills issued by the United States government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $3.25 million that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of our initial business combination.

Limitation on fair value or net assets of target business
The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts of $7.5 million) at the time of the acquisition.
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities—Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of our initial business combination or 13 months from the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the initial business combination. The failure by public stockholders to vote their common shares in favor of or against the business combination, or a “non-vote” of such shares, will have no effect on the outcome of the vote on the transaction, unless such failure to vote results in the lack of a quorum, which would prevent the vote from being taken until a proper quorum could be constituted in accordance with our bylaws. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest and net of up to $3.25 million previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
If we are unable to complete a business combination by , 2008 [twenty-four months from the date of this prospectus], we will automatically dissolve and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
Except with respect to (i) interest income to pay taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $3.25 million on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses in the energy industry seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•
our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

•
the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $7.5 million (or $8.625 million if the over-allotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are currently located at 100 Mill Plain Road, Suite 320, Danbury, Connecticut, 06811. We consider our current office space adequate for our current operations.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
D. Duane Gilliam	62	Chairman of the Board of Directors
Mario E. Rodriguez	39	Director and Chief Executive Officer
William E. Hantke	59	Vice Chairman of the Board of Directors and Principal Financial Officer
Henry M. Kuchta	50	Director, President and Chief Operating Officer
Maureen A. Hendricks	55	Director
Buford H. Ortale	45	Director
Randal K. Quarles	49	Director

D. Duane Gilliam has been non-executive Chairman of the Board of Directors of our company since its inception in June 2006. Mr. Gilliam has more than 38 years of experience in the petroleum industry. He served as executive vice president of corporate affairs of Marathon Ashland Petroleum LLC, a refining, marketing and transportation company from 2001 to 2003, when he retired. From 1998 to 2001, he was executive vice president of Marathon Ashland Petroleum LLC, Findlay, Ohio. Between 1993 and 1998, Mr. Gilliam served first as executive vice president of petroleum operations at Ashland Petroleum Company, also a refining, marketing and transportation company, and, thereafter, as senior vice president for Ashland Inc. and president of Ashland Petroleum Company, where he had previously served as group vice president in 1992. Mr. Gilliam started his career at Ashland Inc. in 1967 as a process engineer, and was subsequently promoted to positions of increasing responsibility, becoming executive assistant, director and vice president of administration for Scurlock Oil Company in 1984 and president of the newly combined Scurlock Permian Corporation in 1991.

In addition, Mr. Gilliam is a member of the 25 Year Club of the Petroleum Industry. He was a member and director of the American Petroleum Institute from 1996 to 2003. During that time, he also served on the API’s downstream committee. Mr. Gilliam served as chairman of the board of directors of the National Petrochemical & Refiners Association, or NPRA, from 2002 to 2004, after having served as vice chairman from 1999 to 2002. He was also a member of the NPRA’s executive committee and issues committee from 1999 to 2002. Furthermore, he served as chairman of the owner representatives board of LOOP LLC from 2001 to 2003. From 2000 to 2003, he served on the board of directors of Colonial Pipeline Company. Since January 2005, he has served on the board of directors of VeraSun Energy.

Mr. Gilliam holds a B.S. in chemical engineering from the University of Kentucky and is a graduate of Harvard University’s Advanced Management Program. He is a registered professional engineer in Kentucky, Louisiana and Texas. In 2003, Mr. Gilliam was inducted into the University of Kentucky Engineering Hall of Distinction.

Mario E. Rodriguez has been a director of our company and Chief Executive Officer since its inception in June 2006. From 2002 to 2006, Mr. Rodriguez was managing director in the global energy group of the investment banking division at Citigroup Global Markets, Inc., where he was responsible for the origination and execution of mergers and acquisitions and capital markets transactions for integrated oil companies, large capitalization exploration and production companies, and refining and marketing companies. In addition, Mr. Rodriguez was a member of the resource steering committee of Citigroup’s investment banking division since 2005. From 2001 to 2002, Mr. Rodriguez was director of the global energy group of Citigroup’s investment banking division, where he had previously served as vice president from 1999 to 2001. As vice president, director and subsequently managing director at Citigroup, Mr. Rodriguez advised many integrated oil and refining companies like ExxonMobil Corporation, Chevron Corporation, ConocoPhillips, Royal Dutch Shell, Premcor Inc., Sunoco and Repsol YPF S.A. on mergers and acquisitions and selected capital markets transactions.

From 1996 to 1999, Mr. Rodriguez served as vice president of the natural resources and power group of the investment banking division of J.P. Morgan & Co. Incorporated, after having been an associate in the same group since 1994. Mr. Rodriguez represented companies like Petróleos de Venezuela, S.A., the Venezuelan national oil company, Saudi Aramco, the Saudi Arabian national oil company, Repsol YPF S.A. and E. I. du Pont de Nemours & Co. in various mergers and acquisitions transactions.

From 1990 to 1992, Mr. Rodriguez was a consultant in the international energy directorate of Arthur D. Little, Inc. where he assisted several international integrated oil companies in organizational restructuring, business process redesign and development of performance measurement systems. From 1991 to 1992, he was also the team leader for the operations research group, which was focused on refinery planning and distribution using linear programming techniques. He completed assignments for Shell Oil, PetroCanada, Saudi Aramco, British Petroleum and Yacimientos Petrolíferos Fiscales.

Mr. Rodriguez holds a B.S. degree in mechanical engineering from Universidad Simón Bolívar, Caracas, Venezuela, and a Master in Business Administration degree from Harvard Business School.

William E. Hantke has been Vice Chairman of the Board and Principal Financial Officer of our company since its inception in June 2006. Mr. Hantke served as executive vice president and chief financial officer of Premcor, Inc., a growth refining company, from 2002 to 2005. Mr. Hantke was also corporate vice president of development of Tosco Corporation, a growth refining and marketing company, from 1999 until 2001, where he had previously served as corporate controller from 1993 until 1999. As a senior executive at Tosco, Mr. Hantke participated in the acquisition of ten oil refineries. Prior to working at Tosco, Mr. Hantke was senior manager, mergers and acquisitions at Coopers & Lybrand from 1989 to 1990. He also held various positions from 1975 to 1988 at AMAX, Inc., including corporate vice president, operations analysis and senior vice president, finance and administration, metals and mining. He was staff/senior accountant at Arthur Young from 1970 to 1975. He is also currently a director of NRG Energy and non-executive chairman of Process Energy Solutions.

Mr. Hantke holds a B.S. degree in accounting from Fordham University.

Henry M. Kuchta has been a director of our company since September 2006 and our President and Chief Operating Officer since December 2006. Mr. Kuchta served as president of Premcor Inc., a growth refining and marketing company, from 2003 until 2005 and as chief operating officer of Premcor Inc. from 2002 until 2005. Prior to that in 2002, Mr. Kuchta served as executive vice president-refining of Premcor Inc. From 2001 until 2002, Mr. Kuchta served as business development manager for Phillips 66 Company, following Phillips’ 2001 acquisition of Tosco Corporation. Prior to joining Phillips, Mr. Kuchta served in various corporate, commercial and refining positions at Tosco Corporation from 1993 to 2001. Before joining Tosco, Mr. Kuchta spent 12 years at Exxon Corporation in various refining, engineering and financial positions, including assignments overseas.

Mr. Kuchta holds a B.S. in chemical engineering from Wayne State University.

Maureen A. Hendricks has been a director of our company since its inception in June 2006. She is a retired investment banker with 30 years of experience in domestic and international capital markets and relationship and underwriting product management. During her career Mrs. Hendricks served on various management committees, including credit policy, market risk, capital allocation, and compensation. From 1997 until her retirement in 2001, Mrs. Hendricks was the head of global energy and power at Salomon Smith Barney, where she also acted as a senior advisory director until 2003.

Mrs. Hendricks started her career at J.P. Morgan & Co. Incorporated in 1973, where she held a variety of positions of increasing responsibility in both client relationship and product management until 1997. For example, she served as the head of global debt capital markets, the head of North American fixed income, the head of European equities, and the co-head of global equity derivatives.

Mrs. Hendricks has been a member of the board of directors of Millipore Corporation since 1995 and has previously served as the chair of the audit committee and the chair of the management development and compensation committee of that firm. She is currently a member of the governance committee of Millipore. In addition, Mrs. Hendricks has been the lead director, the chair of the audit committee, and a member of the governance and compensation committees of Opteum Inc. since 2003.

Mrs. Hendricks holds an AB degree magna cum laude from Smith College, where she was elected to Phi Beta Kappa. She also completed the Harvard Business School Program for Management Development.

Buford H. Ortale has been a director of our company since its inception in June 2006. Mr. Ortale is currently president of Sewanee Ventures, a private equity firm that he founded in 1996.  Sewanee Ventures is the general partner of Sewanee Partners III, L.P., a private investment partnership. He has been involved in numerous private equity investments over the years, including start-ups in which he was an original stockholder. Among others, his pre-IPO investments include iPayment, Dr. Pepper/Seven Up, Premiere Technologies, Texas Capital Bancshares, and Opteum Inc. Mr. Ortale began his career as an associate with Merrill Lynch’s Merchant Banking Group in New York in 1987, and was a Vice President when he left in 1991. From 1991 to 1992, he worked at Equitable Securities and formed BHO Associates, the predecessor to Sewanee Ventures. In 1993, Mr. Ortale founded and was a director of NationsBank’s High Yield Bond Group, leaving in 1996 as a managing director. Including a stint as a managing director in the Financial Sponsors Group of Deutsche Bank Securities from 2001-2002, he has continued his private equity endeavors through Sewanee Ventures from 1996 to the present.

Mr. Ortale has served on the board of directors of several companies, including Ztel, Premiere Technologies, Phyve Corporation, and MusicTrust. He currently sits on the boards of InkStop, TerraCerta, Enliven Partners, and Opteum Inc., a NYSE-listed company of which he chairs the governance committee and is a member of the audit committee.

Mr. Ortale received a B.A. from the University of the South, and a Masters in Business Administration from Vanderbilt University.

Randal K. Quarles has been a director of our company since October 2006. From August 2001 until October 2006, Mr. Quarles served in a variety of senior roles at the U.S. Department of the Treasury: from August 2005 as Under Secretary of the Treasury for Domestic Finance; from 2002 to 2005 as Assistant Secretary of the Treasury for International Affairs; and from 2001 to 2002 as the United States Executive Director at the International Monetary Fund. In these roles, Mr. Quarles was responsible for a wide range of domestic and international financial matters including exchange rate policy (including Chinese currency flexibility), financial structure and stability (including IMF lending to Turkey and Brazil), sovereign debt markets (including U.S. policy on the Argentine debt default), cross-border investment policy (including the proposed acquisition of Unocal by the Chinese National Offshore Oil Corporation), financial market regulation (including policy on hedge funds and derivatives), promotion of free trade in financial services (including negotiation of the financial services provisions of six free trade agreements), and development finance (including negotiation of the debt relief agreement for the world’s highly indebted poor countries at the London G7 meetings in 2005).

From 1984 to 1991 and from 1993 to 2001, Mr. Quarles practiced law in the private sector at Davis Polk & Wardwell, where he was a partner from 1994 to 2001 and co-head of the firm’s Financial Institutions Group from 1996 to 2001. In the interval from 1991 to 1993, Mr. Quarles also served in the Treasury Department: from 1992 to 1993 as Deputy Assistant Secretary for Financial Institutions Policy, and from 1991 to 1992 as Special Assistant to the Secretary of the Treasury.

Mr. Quarles holds an A.B. degree, summa cum laude, from Columbia College, where he majored in Philosophy and Economics. He also received a J.D. degree from the Yale Law School.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Ortale and Mr. Quarles, will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of Mr. Hantke, Mr. Kuchta and Mr. Rodriguez, will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Mr. Gilliam and Mrs. Hendricks, will expire at the third annual meeting of stockholders following consummation of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Through their positions described above, most of our directors have extensive experience in the energy industry, and in the refining and marketing sector in particular. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Executive Officer Compensation

None of our executive officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

Our board of directors has determined that Mr. Gilliam, Mrs. Hendricks, Mr. Ortale and Mr. Quarles are “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of Mr. Gilliam, Mrs. Hendricks and Mr. Ortale, with Mrs. Hendricks serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee is financially literate, and we consider Mrs. Hendricks to qualify as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•
appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•
overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•
meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•
reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•
establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•
monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•
reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

On completion of this offering, our governance and nominating committee will consist of Mr. Gilliam, Mrs. Hendricks, Mr. Quarles and Mr. Ortale, with Mr. Gilliam serving as chair. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, please see “—Directors and Executive Officers” above.

•
Although our officers and directors have entered into a non-compete agreement (as described below), they may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•
Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account of up to a maximum of $3.25 million that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to consummate our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our officers and directors could influence their motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations to present business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

Each of our officers and directors has, or may come to have, other fiduciary obligations. A majority of our officers and directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

To further minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with any entity that is affiliated with any of our officers or directors, and will not enter into an initial business combination with any underwriters of this offering or selling group members or any of their affiliates.

Commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, each of our officers and directors has agreed not to become affiliated as an officer, director or stockholder of a blank check or blind pool company operating in or intending to acquire a business in the energy industry.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of the date of this offering, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the initial founders’ warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

	Amount and	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)	Nature of Beneficial Ownership	Before Offering	After Offering(2)
NTR Partners LLC	2,914,953(3)	46.64%	9.33%
Altamira Ventures I LP	2,914,953(3)(4)	46.64%	9.33%
Mario E. Rodriguez	2,914,953(3)	46.64%	9.33%
William E. Hantke	2,914,953(3)	46.64%	9.33%
Henry M. Kuchta	2,914,953(3)	46.64%	9.33%
Buford H. Ortale	1,582,531(3)	25.32%	5.06%
Hendricks Family LLLP	614,582(5)	9.83%	1.97%
Gilliam Enterprises LLC	416,182(6)	6.64%	1.33%
Sewanee Partners III, L.P.	415,128(7)	6.64%	1.33%
Randal K. Quarles	306,624	4.91%	0.98%
All executive officers and directors as a group (7 individuals)	6,250,000	100%	20%

(1)	Unless otherwise indicated, the business address of each of the individuals is 100 Mill Plain Road, Suite 320, Danbury, CT 06811.
(2)	Assumes the sale of 25,000,000 units in this offering but not the exercise of any of the warrants included in the public units or exercise of the underwriters’ over-allotment option.
(3)
These shares are owned of record by NTR Partners LLC, and will be equivalent to a 9.33% interest in our common shares following the offering. As of the date of this offering, NTR Partners LLC is owned by Altamira Ventures I LP (37.72%), Mr. Rodriguez (36.98%), Mr. Hantke (21.12%) and Mr. Kuchta (4.18%). The shares of our common stock shown in the above table as being owned by each such individual reflect the fact that due to the ownership interest of each in NTR Partners LLC, each may be viewed as having or sharing dispositive or voting power over all of these shares, although each of Altamira Ventures I LP, Mr. Rodriguez, Mr. Hantke and Mr. Kuchta disclaims beneficial ownership of shares of our common stock in excess of its or his percentage ownership of NTR Partners LLC.

(4)	Altamira Ventures I LP is a New York limited partnership jointly controlled by our Chief Executive Officer Mario E. Rodriguez and members of his family.
(5)
Hendricks Family LLLP is a Florida limited liability limited partnership jointly controlled by our director Maureen A. Hendricks and her husband. The business address of Hendricks Family LLLP is 217 Rudder Road, Vero Beach, FL 32963.

(6)	Gilliam Enterprises LLC is a Delaware limited liability company jointly controlled by our chairman, D. Duane Gilliam, and his wife.
(7)	Sewanee Partners III, L.P. is an investment fund advised by Sewanee Ventures LLC, a Tennessee limited liability company, of which our director Buford H. Ortale is the president.

Upon consummation of our offering, our founders will collectively own 20% of our issued and outstanding shares of common stock, which, if they were to act as a group, could permit them effectively to influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

NTR Partners LLC is a Delaware limited liability company owned by Altamira Ventures I LP, a New York limited partnership jointly controlled by our Chief Executive Officer Mario E. Rodriguez and members of his family, Mr. Rodriguez, our chief executive officer, Mr. Hantke, our vice-chairman and principal financial officer, and Mr. Kuchta, our president and chief operating officer. NTR Partners LLC is a holding company founded by certain of our founders to form our company and hold an investment in the founders’ securities. Under the terms of its operating agreement, NTR Partners LLC will dissolve upon the first to occur of certain events, including consummation of our initial business combination or our dissolution. Subject to the terms of its operating agreement, NTR Partners LLC may distribute the initial founders’ securities to its members at any time, subject further to the transfer and other restrictions applicable to permitted transferees described below and to applicable federal and state securities laws. Altamira Ventures I LP is a New York limited partnership jointly controlled by our Chief Executive Officer Mario E. Rodriguez and members of his family. Hendricks Family LLLP is an entity jointly controlled by our director Mrs. Hendricks and her husband. Gilliam Enterprises LLC is a Delaware limited liability company jointly controlled by our non-executive chairman, Mr. Gilliam, and his wife. Sewanee Partners III, L.P. is an investment fund advised by Sewanee Ventures LLC, a Tennessee limited liability company, of which our director Buford H. Ortale is the president.

Transfer Restrictions

Each of our founders has agreed not to sell or transfer any initial founders’ shares such founder holds for a period of one year from the date we complete our initial business combination and not to sell or transfer any initial founders’ warrants such founder holds until after we complete our initial business combination, except in each case to permitted transferees who agree to be subject to the same transfer restrictions and vote with the majority of public stockholders who vote in connection with our initial business combination. We refer to these agreements with each of our founders and their permitted transferees as a “lock-up agreement.”

The permitted transferees under the lock-up agreements, in addition to any of our founders, are our officers, directors and employees and other persons or entities associated with our founders.

During the lock-up period, our founders and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, each of our founders has waived the right to receive any portion of the liquidation proceeds with respect to the initial founders’ shares. Any permitted transferees to whom the initial founders’ shares are transferred will also agree to waive that right.

We consider NTR Partners LLC, Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN TRANSACTIONS

On June 20, 2006, NTR Partners LLC purchased 6,250,000 initial founders’ shares and 2,500,000 initial founders’ warrants (after giving effect to the recapitalization) for a purchase price of $2,525,000 in a private placement in connection with the formation of our company. Our director Mr. Ortale, Hendricks Family LLLP (affiliated with our director Mrs. Hendricks) and Gilliam Enterprises LLC (affiliated with our Chairman Mr. Gilliam) were then all members of NTR Partners LLC, and our director Mr. Quarles became a member in connection with his appointment as a director in October 2006, but all four of them redeemed their membership interests in NTR Partners LLC shortly prior to the date of this offering in exchange for their pro rata shares of the founders’ securities that NTR Partners LLC held. Mr. Ortale subsequently transferred a portion of his initial founders’ shares to Sewanee Partners III, L.P., an investment fund with which he is affiliated. Immediately prior to this offering, NTR Partners LLC, Mr. Ortale, Sewanee Partners III, L.P., Hendricks Family LLLP, Gilliam Enterprises LLC and Mr. Quarles will also collectively purchase an additional 3,350,000 founders’ warrants at a price of $1.00 per warrant ($3.35 million in the aggregate) in a private placement. The initial founders’ shares are identical to the shares included in the units being sold in this offering, except that each of our founders has agreed (i) to vote his, her or its initial founders’ shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination, and (ii) to waive any right to receive a liquidation distribution in the event we fail to consummate an initial business combination. The founders’ warrants are identical to those sold in this offering, except that they will be non-redeemable so long as they are held by any of our founders or their permitted transferees. The founders’ securities are subject to transfer restrictions, as described under “Principal Stockholders—Transfer Restrictions” above.

We will also enter into an agreement with each of our founders granting them the right to demand that we register the resale of the initial founders’ shares, the founders’ warrants and the shares of common stock underlying the founders’ warrants, with respect to the initial founders’ shares, at any time after the date on which they are no longer subject to transfer restrictions, and with respect to the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities—Securities Eligible for Future Sale—Registration Rights” for additional information.

As of October 15, 2006, Mr. Rodriguez, our chief executive officer and a member of our board of directors, had advanced on our behalf a total of $44,351, and Mr. Hantke, our principal financial officer, had advanced on our behalf a total of $5,183, which amounts together were used to pay a portion of the expenses of this offering and our organization. These advances are non-interest bearing and unsecured and are due at the earlier of June 30, 2007, or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

We will reimburse our officers, directors and affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $3.25 million on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our officers, directors and affiliates and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.25 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our officers or directors.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, of which 31,250,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K that includes this audited balance sheet upon the consummation of this offering.

Common Stock

General

Immediately prior to this offering, there were 6,250,000 shares of our common stock outstanding, held of record by NTR Partners LLC, our director Mr. Ortale, Sewanee Partners III, L.P., Hendricks Family LLLP, Gilliam Enterprises LLC, and our director Mr. Quarles, all as described in “Principal Stockholders” above. On closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 31,250,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the stockholder vote required to approve our initial business combination, each of our founders has agreed to vote any initial founders’ shares such founder holds in accordance with the majority of the shares of common stock voted by the public stockholders. Each founder has also agreed that if such founder acquires shares of common stock in or following this offering, such founder will vote all such acquired shares in favor of our initial business combination. As a result, none of our founders will be eligible to exercise conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, each of our founders may vote all of their shares, whenever acquired, as they see fit.

We will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will be paid only from funds held outside of the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Each founder has waived any rights to participate in any liquidation distribution with respect to the 6,250,000 initial founders’ shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Initial Founders’ Shares

Following the offering, the 6,250,000 initial founders’ shares will be held directly by NTR Partners LLC, our director Mr. Ortale, Sewanee Partners III, L.P., Hendricks Family LLLP, Gilliam Enterprises LLC, and our director Mr. Quarles. See “Principal Stockholders.” These initial founders’ shares are identical to the shares included in the units being sold in this offering, except that each holder of the initial founders’ shares has agreed (i) in connection with the stockholder vote required to approve our initial business combination, to vote the initial founders’ shares in accordance with a majority of the shares of common stock voted by the public stockholders, and (ii) to waive the right to participate in any liquidation distribution with respect to the initial founders’ shares if we fail to consummate a business combination.

Each holder of initial founders’ shares has also agreed not to sell or transfer the initial founders’ shares for a period of one year from the date we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions to waive their rights to participate in a liquidation if we do not consummate our initial business combination and to vote with the majority of public stockholders who vote in connection with our initial business combination. In addition, the initial founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

Preferred stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; or

•	thirteen months from the closing of this offering,

in each case, provided that we have a registration statement under the Securities Act, in effect covering the shares of common stock issuable upon exercise of the warrants.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until we redeem the warrants, we have a registration statement covering the shares of common stock issuable upon exercise of the warrants in effect and a current prospectus relating to them available.

We have established the above conditions to our exercise of redemption rights with the intent of:

•
providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•
providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.

The warrants will be issued in registered form under the amended warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the amended warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon exercise of the warrants. Under the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable on exercise of the warrants and to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed. However, we cannot assure you that we will be able to register such common stock or maintain a current prospectus relating to the common stock. The market for the warrants may be limited and the warrants may have no value if the warrants cannot be exercised because we do not have a registration statement in effect covering the shares of common stock issuable upon exercise of the warrants. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have a registration statement in effect or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

So long as they are held by any of our founders or their permitted transferees, as applicable, the founders’ warrants will be exercisable even if, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of such warrants is not in effect or a related current prospectus is not available. As a result, so long as such warrants are held by any of our founders or their permitted transferees, the restrictions applicable to the exercise of the founders’ warrants will not be the same as those applicable to the exercise of our public warrants. The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have a registration statement covering the shares issuable upon their exercise in effect and a related current prospectus available. However, if any of our founders or their permitted transferees exercise the founders’ warrants at a time when a registration statement relating to the common stock issuable upon exercise of such warrants is not in effect or a related current prospectus is not available, then any transfer of such shares of common stock that is not made pursuant to an effective registration statement under the Securities Act will be subject to certain restrictions, including that it may be made only to a permitted transferee.

Founders’ Warrants

The founders’ warrants are identical to those being issued in this offering, except that the founders’ warrants will be non-redeemable so long as they are held by any of our founders or their permitted transferees.

Each of our founders has agreed not to sell or transfer any founders’ warrants such founder holds until after we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See “Principal Stockholders—Transfer Restrictions.” In addition, commencing on the date on which they become exercisable, the founders’ warrants and the shares of common stock issuable upon exercise of the warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

Staggered board of directors

Our certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides for our directors and officers to be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 31,250,000 shares of common stock outstanding. Of these shares, the 25,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 20, 2007.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and based on the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and its transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

Registration rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with each holder of founders’ securities granting them the right to demand that we register the resale of the initial founders’ shares, the initial founders’ warrants and the shares of common stock issuable upon exercise of the initial founders’ warrants, as applicable. The registration rights are exercisable with respect to the shares at any time after the date on which these securities are no longer subject to the relevant lock-up agreement, and with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. In addition, each holder has certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are no longer subject to the lock-up agreement, or, with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. Permitted transferees will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “NTQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “NTQ” and “NTQ.WS,” respectively.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

This is a general summary of certain United States federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units if you are a “non-United States holder,” which is a beneficial owner other than:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person.

This summary does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States federal income tax laws (such as a “controlled foreign corporation,” a “passive foreign investment company,” a foreign tax-exempt organization, a financial institution, a broker or dealer in securities or a former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

WE URGE PROSPECTIVE NON-UNITED STATES HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, AND LOCAL AND NON-UNITED STATES INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Dividends

In general, any distributions we make to you with respect to your shares of common stock that constitute dividends for United States federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Securities

You generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of your units or the components thereof unless:

•
the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•
you are an individual, you hold your units, common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition, you meet certain other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and (assuming out stock is “regularly traded” within the meaning of the applicable Treasury regulations) you hold or have held, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period preceding disposition or your holding period for your units or the relevant component thereof. Because the determination of whether we are a United States real property holding corporation is based on the composition of our assets from time to time (including the nature of any assets acquired in any business combination), we can provide no assurance that we will not become a United States real property holding corporation.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock regardless of whether withholding is required. In addition, we must report to the IRS the amount of tax we withhold on these dividends. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person or if you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your units, common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your units, common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless (a) you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or (b) you are an exempt recipient. Information reporting also would apply if you sell your units, common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Any amounts withheld with respect to your securities under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, if the required information is furnished in a timely manner to the IRS.

Estate Tax

Units of components thereof owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. Legislation enacted in 2001 reduces the maximum federal estate tax rate over an eight-year period beginning in 2002 and eliminates the tax for estates of decedents dying after December 31, 2009. In the absence of renewal legislation, these amendments will expire and the federal estate tax provisions in effect immediately prior to 2002 will be restored for estates of decedents dying after December 31, 2010.

Selected Issues for United States Holders

In general, this disclosure is not addressed to you if you are a United States person. If you are a United States person, you should consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of the units and the components thereof. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Citigroup Global Markets Inc.

Total	25,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[•] per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $[•] per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that of the underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for, shares of our common stock, or publicly announce an intention to effect any such transaction, provided, that pursuant to a registration rights agreement to be entered into with each holder of the founders’ securities, we may register with the Commission the resale of the initial founders’ shares and the founders’ warrants and any shares issuable upon exercise of those warrants.

In addition, each holder of the founders’ securities has agreed to certain transfer restrictions affecting their shares and warrants as further described in “Principal Stockholders—Transfer Restrictions.”

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with,

Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units included for trading on the American Stock Exchange under the symbol “NTQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed the American Stock Exchange under the symbols “NTQ” and “NTQ.WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by NTR Acquisition Co.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$17,500,000	$20,125,000

The amounts paid by us in the table above include $7.5 million in deferred underwriting discounts and commissions (or $8.625 million if the over-allotment option is exercised in full), an amount equal to 3.0% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Terms

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. In connection with this offering, Davis Polk & Wardwell, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of NTR Acquisition Co., a corporation in the development stage, as of October 15, 2006, and for the period from June 20, 2006, through October 15, 2006, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

The audit report covering the October 15, 2006, financial statements contains an explanatory paragraph that states that our business plan is dependent upon our obtaining adequate financial resources which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

NTR Acquisition Co.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

NTR Acquisition Co.:

We have audited the accompanying balance sheet of NTR Acquisition Co. (a corporation in the development stage) as of October 15, 2006, and the related statements of operations, stockholder’s equity and cash flows for the period from June 2, 2006 (inception) through October 15, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NTR Acquisition Co. (a corporation in the development stage) as of October 15, 2006, and the results of its operations and its cash flows for the period from June 2, 2006 (inception) through October 15, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent upon its obtaining adequate financial resources which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG, LLP
Houston, Texas
December 15, 2006

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Balance Sheet

October 15, 2006

Assets
Cash and cash equivalents	$2,484,133
Other assets	1,306
Total current assets	2,485,439
Deferred offering costs	691,344
Other assets	4,240
Total assets	$3,181,023
Liabilities and Stockholder's Equity
Accrued expenses	$870,681
Accrued taxes	23,964
Notes payable to initial founders	49,534
Total current liabilities	944,179
Commitments and contingencies
Common stock, $0.001 par value. Authorized 200,000,000 shares; issued and
outstanding 7,812,500 shares	7,813
Warrants	250,101
Paid-in-capital	2,267,086
Accumulated deficit	(288,156)
2,236,844
Total liabilities and stockholder’s equity	$3,181,023

See accompanying notes to financial statements

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Statement of Operations

Period from June 2, 2006 (inception) through October 15, 2006

Operating expenses:
Professional services	$260,620
Rent and facilities	11,873
Formation and operating	34,105
306,598
Loss from operations before other income and income tax expense	(306,598)
Other income and expense:
Interest income	42,406
Other state taxes	(23,964)
Other income	18,442
Loss before income tax expense	(288,156)
Income tax expense:
Current	—
Deferred	—
Income tax expense	—
Net loss	$(288,156)
Loss per share:
Basic	$(0.04)
Diluted	(0.04)

Weighted average shares outstanding:
Basic	7,812,500
Diluted	7,812,500

See accompanying notes to financial statements

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Statement of Cash Flows

Period from June 2, 2006 (inception) through October 15, 2006

Cash flows from operating activities:
Net loss	$(288,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Other assets	(5,546)
Accrued taxes	23,964
Accrued expenses	179,337
Notes payable to initial founders	49,534
Net cash used in operating activities	(40,867)
Cash flows from financing activities:
Proceeds from sale of common stock	2,274,899
Proceeds from sale of warrants	250,101
Net cash provided by financing activities	2,525,000
Net increase in cash	2,484,133
Cash, beginning of period	—
Cash, end of period	$2,484,133
Noncash financing activities:
Accrual of deferred offering costs	$624,331

See accompanying notes to financial statements

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Statement of Stockholder’s Equity

Period from June 2, 2006 (inception) through October 15, 2006

	Common stock			Paid-in-	Accumulated
	Shares	Values	Warrants	capital	deficit	Total
Balance at June 2, 2006 (inception)	—	$—	—	—	—	—
Issuance of common shares on October 15, 2006	7,812,500	7,813	—	2,267,086	—	2,274,899
Issuance of 4,250,000 warrants on October 15, 2006	—	—	250,101	—	—	250,101
Net loss	—	—	—	—	(288,156)	(288,156)
Balances at October 15, 2006	7,812,500	$7,813	250,101	2,267,086	(288,156)	2,236,844

See accompanying notes to financial statements.

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Notes to Financial Statements

October 15, 2006

(1)	Organization and Nature of Business Operations; Going Concern Consideration

NTR Acquisition Co. (the Company) was organized under the laws of the State of Delaware on June 2, 2006. The Company is currently a wholly owned subsidiary of NTR Partners LLC. The Company was formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. The Company has selected December 31st as its fiscal year end.

The Company has neither engaged in any operations nor generated any revenue to date. The activity from June 2, 2006 (inception) to October 15, 2006 relates to the formation of the Company and the proposed offerings described below. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The Company’s ability to commence operations is contingent upon its obtaining adequate financial resources through a public offering (Public Offering), which is discussed in note 3, and a private placement in accordance with Section 4(2) of the Securities Act of 1933, as amended (the Private Placement, and together with the Public Offering, the “Proposed Offerings”). There can be no assurance that the Proposed Offerings will be successful. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offerings, although substantially all of the net proceeds of the Proposed Offerings together with $2,500,000 of NTR Partners LLC’s $2,525,000 investment in the founders’ securities, as described in note 7, are intended to be applied toward consummating an initial business combination. The proceeds from the Proposed Offerings will be placed in a trust account. The proceeds in the trust account will not be released until the earlier of (i) completion of an initial business combination or (ii) liquidation of NTR Acquisition.

Unless and until an initial business combination is consummated, proceeds held in the trust account will not be available for use for any purpose, including the payment of expenses related to the Public Offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to the Company from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $3.25 million on the trust account balance to fund working capital requirements.

An initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discounts and commissions) at the time of such business combination. The initial business combination will be consummated only if a majority of the shares of common stock voted by the public stockholders is voted in favor of the initial business combination and public stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights.

Public stockholders voting against the initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on the their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.25 million on the trust account balance previously released to the Company to fund working capital requirements ) if the initial business combination is approved and completed.

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Notes to Financial Statements

October 15, 2006

If the Company is unable to complete a business combination by the date that is twenty-four months from the date of the Public Offering prospectus, it will automatically dissolve and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to the Company’s public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and net of interest income of up to $3.25 million previously released to the Company to fund its working capital requirements.

(2)	Summary of Significant Accounting Policies

(a)	Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

(b)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

(c)	Earnings (Loss) Per Common Share

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share gives effect to the potential dilution of earnings which could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in earnings, if dilutive.

The 4,250,000 warrants to purchase common stock were anti-dilutive and excluded from the calculation of diluted loss per share for the period ended October 15, 2006.

(d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(3)	Proposed Public Offering

The Public Offering calls for the Company to offer for sale up to 25,000,000 units (Units). Each Unit consists of one share of the Company’s common stock, and one redeemable Common Stock Purchase

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Notes to Financial Statements

October 15, 2006

Warrant (Warrants). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of (i) the completion of a business combination or (ii) thirteen months from the closing of the Public Offering, provided in each case that there is a registration statement in effect covering the shares of common stock issuable upon exercise of the warrants. The warrants expire four years from the effective date of the Proposed Offering or earlier upon redemption. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. There can be no assurance the planned Public Offering will be successful.

(4)	Deferred Offering Costs

Deferred offering costs consist primarily of legal fees incurred through the balance sheet date that are related to the Proposed Offerings and that will be charged to capital upon the receipt of the capital raised.

(5)	Notes Payable - Related Party

The Company issued two unsecured promissory notes, totaling $49,534, to its initial founders on October 15, 2006 related primarily to the payment of operating, formation, and rental costs on behalf of the Company. The notes will not bear any interest and shall be repayable, on the earlier of (i) June 30, 2007 or (ii) the date on which the Company consummates the Public Offering of its securities.

(6)	Income Taxes

The Company recorded a deferred income tax asset for the tax effect of a net operating loss carryforward of $109,299 as of October 15, 2006. Management does not believe it is more likely than not that the benefit associated with this net operating loss carryforward will be realized and, therefore, a full valuation allowance was recorded.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

(7)	Common Stock and Warrants

On June 20, 2006, NTR Partners LLC purchased 7,812,500 initial founders’ shares of common stock, 2,500,000 initial founders’ warrants and 1,750,000 million performance warrants for a purchase price of $2,525,000 in a private placement in connection with the formation of the Company. NTR Partners LLC is a holding company founded to form NTR Acquisition Co. and hold an investment in the founders’ securities. NTR Partners LLC is a Delaware limited liability company owned by Mr. Rodriguez, the Company’s chief executive officer; Mr. Hantke, the Company’s vice-chairman and principal financial officer; Gilliam Enterprises LLC, a Delaware limited liability company jointly controlled by the Company’s non-executive chairman, Mr. Gilliam, and his wife; Hendricks Family LLLP, an entity jointly controlled by the Company’s director Mrs. Hendricks and her husband; and Mr. Ortale, Mr. Kuchta and Mr. Quarles, the Company’s directors.

NTR ACQUISITION CO.
(A Corporation in the Development Stage)

Notes to Financial Statements

October 15, 2006

These initial founders’ shares of common stock are identical to the shares included in the units to be issued in connection with the planned Public Offering, except that each holder of the initial founders’ shares has agreed (i) in connection with the stockholder vote required to approve an initial business combination, to vote the initial founders’ shares in accordance with a majority of the shares of common stock voted by the public stockholders, and (ii) to waive its the right to participate in any liquidation distribution with respect to the initial founders’ shares if the Company fails to consummate a business combination.

Each holder of initial founders’ shares has also agreed that it will not to sell or transfer the initial founders’ shares for a period of one year from the date the Company completes its initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions to waive their rights to participate in a liquidation if the Company does not consummate its initial business combination and to vote with the majority of public stockholders who vote in connection with its initial business combination. In addition, the initial founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

The initial founders’ warrants are identical to those being issued in this offering, except that the initial founders’ warrants will be non-redeemable so long as they are held by NTR Partners LLC or any of the Company’s founders or their permitted transferees.

Each of the Company’s founders has agreed that it will not to sell or transfer the any founders’ warrants such founder holds until after the Company completes its initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. In addition, commencing on the date on which they become exercisable, the initial founders’ warrants and the shares of common stock issuable upon exercise of the warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

The proceeds of $2,525,000 were allocated to the initial founders’ shares of common stock and initial founders’ warrants on the basis of relative fair value. The principal inputs or assumptions underlying management’s calculation of the fair value of the initial founders’ warrants included (i) four-year time to maturity, (ii) strike price of $6.00, (iii) annualized four-year risk free rate of 5.0%, (iv) annualized volatility of between 15-30%, (v) initial stock price of approximately $8.00 per share and (vi) a business combination to occur within eighteen months.

(8)	Subsequent Event

On December 15, 2006, the Company purchased from the initial founders’ 1,652,000 shares of common stock and 1,750,000 performance warrants for cash consideration of $1.00.

$250,000,000

NTR Acquisition Co.

25,000,000 Units

___________

PROSPECTUS

, 2007

___________

Citigroup

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to NTR Acquisition Co.

Item 13. Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers Inc. filing fee and the initial trustee’s fee.

SEC registration fee	$31,000
NASD filing fee	30,000
American Stock Exchange application and listing fees	70,000
Trustee’s fee	3,000
Warrant agent fee and closing costs (1)	6,000
Accounting fees and expenses	70,000
Legal fees and expenses	670,000
Printing and engraving expenses	60,000
Miscellaneous	35,000
Total	$975,000

(1)
In addition to the fees that are charged by American Stock Transfer & Trust Company as trustee and warrant agent, the Registrant will be required to pay to American Stock Transfer & Trust Company aggregate annual fees of $9,000 for acting as transfer agent of the Registrant’s securities.

Item 14. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

On June 20, 2006, NTR Partners LLC purchased 7,812,500 shares of our common stock and 4.25 million warrants to purchase shares of our common stock (comprising 2.5 million initial founders’ warrants and 1.75 million performance warrants) for a purchase price of $2,525,000. On December 15, 2006, we reacquired for nominal consideration 1,562,500 of those shares for retirement as well as all 1,750,000 million of the performance warrants for cancellation.

This sale was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In the transaction, the purchaser represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing the securities issued in the transaction.

Immediately prior to the issuance and sale of the securities in this offering, NTR Partners LLC, our director Mr. Ortale, Sewanee Partners III, L.P. (affiliated with Mr. Ortale), Hendricks Family LLLP (affiliated with our director Mrs. Hendricks), Gilliam Enterprises LLC (affiliated with our Chairman Mr. Gilliam) and our director Mr. Quarles will collectively purchase 3,350,000 warrants directly from us at a price of $1.00 per warrant for an aggregate purchase price of $3.35 million in a private placement.

This sale of warrants will also be deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In the transaction, we will require each purchaser to represent its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to the instruments representing the securities to be issued in the transaction.

Item 16. Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
3.1††	Form of Second Amended and Restated Certificate of Incorporation
3.2††	Form of Amended and Restated Bylaws
4.1††	Specimen Unit Certificate
4.2††	Specimen Common Stock Certificate
4.3	Form of Second Amended and Restated Warrant Agreement between the Registrant and American Stock Transfer & Trust Company
4.4	Amended Form of Founders’ Warrant Certificate
4.7	Amended Form of Warrant Certificate for Public Warrants
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
10.1	Amended Form of Letter Agreement between the Registrant and founding shareholders other than directors and officers
10.3	Amended Form of Letter Agreement between the Registrant and each director and officer
10.4††	Initial Founders’ Securities Purchase Agreement, dated as of June 20, 2006, between the Registrant and NTR Partners LLC
10.5	Form of Registration Rights Agreement among the Registrant, NTR Partners LLC and the persons named therein
10.6	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers
10.7	Form of Investment Management Trust Agreement by and between the Registrant and American Stock Transfer & Trust Company
10.8	Form of Additional Founders’ Warrant Purchase Agreement
14††	Form of Code of Conduct and Ethics
23.1†	Consent of KPMG LLP
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)
24.1††	Power of Attorney
99.1††	Form of Charter of Audit Committee
99.2††	Form of Charter of Governance and Nominating Committee

†	Filed herewith
††	Previously filed.

(b)    No financial statement schedules are required to be filed with this Registration Statement.

Item 17. Undertakings.

(a)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of December, 2006.

NTR ACQUISITION CO.

By:	/s/ MARIO E. RODRIGUEZ

Name: Mario E. Rodriguez Title: Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARIO E. RODRIGUEZ	Director and Chief Executive Officer	December 18, 2006
Mario E. Rodriguez

/s/ *	Chairman of the Board of Directors	December 18, 2006
D. Duane Gilliam

/s/ *	Vice Chairman of the Board of Directors and	December 18, 2006
William E. Hantke	Principal Financial Officer

/s/ *	Director, President and	December 18, 2006
Henry M. Kuchta	Chief Operating Officer

/s/ *	Director	December 18, 2006
Maureen A. Hendricks

/s/ *	Director	December 18, 2006
Buford H. Ortale

/s/ *	Director	December 18, 2006
Randal K. Quarles

*By: /s/ MARIO E. RODRIGUEZ
Mario E. Rodriguez, Attorney-In-Fact